EXHIBIT 10(J)

             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         This SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of February 23, 1998 and entered into by and among GUARDIAN INTERNATIONAL, INC., a Nevada corporation with its principal place of business at 3880 North 28th Terrace, Hollywood, Florida 33020 ("Guardian"), the Borrowing Subsidiaries from time to time party hereto (Guardian and such Borrowing Subsidiaries may be individually referred to herein as a "Borrower" and collectively as "Borrowers"), and HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), with offices at 500 West Monroe Street, Chicago, Illinois 60661. All capitalized terms used herein are defined in Annex A of this Agreement.

         WHEREAS, Borrowers and Lender are parties to that certain Amended and Restated Loan and Security Agreement dated as of May 22, 1997 (as from time to time amended, the "Prior Loan Agreement") pursuant to which Lender extended a credit facility to Borrowers to provide working capital financing for Borrowers and to provide funds for other general corporate purposes of Borrowers; and

         WHEREAS, pursuant to that certain Stock Purchase Agreement effective as of February 1, 1998 (the "Mutual Central Purchase Agreement") among Guardian and the Persons listed on Exhibit A thereto as "Sellers" (the "Mutual Central Sellers"), Guardian has agreed to acquire all of the issued and outstanding capital stock of Mutual Central Alarm Services, Inc., a New York corporation ("Mutual Central") and, upon the consummation of such acquisition (such acquisition being referred to herein as the "Mutual Central Acquisition"), Mutual Central shall become a wholly-owned Subsidiary of Guardian; and

         WHEREAS, Guardian has requested, and Lender has agreed, that from and after the Effective Date (as herein defined), Mutual Central shall become a Borrowing Subsidiary hereunder; and

         WHEREAS, Guardian secured all of its obligations under the Prior Loan Agreement by granting to Lender a security interest in and lien upon certain of its property, which security interests and liens shall continue to secure the Obligations hereunder and further, on the Effective Date, Guardian shall pledge all of the issued and outstanding capital stock of Mutual Central to Lender as further security for the Obligations; and

         WHEREAS, on the Effective Date, Mutual Central shall secure all of its Obligations hereunder by granting to Lender a security interest and lien upon certain of its property; and

         WHEREAS, the parties hereto wish to amend and restate the Prior Loan Agreement in order to (a) consent to the consummation of the Mutual Central Acquisition by Guardian and to permit up to $10,000,000 of the Loan to be used to pay a portion of the purchase price payable by Guardian in connection therewith; (b) reflect the addition of Mutual Central as a Borrowing Subsidiary hereunder; (c) extend the term of this Agreement to May 31, 2001; and (d) otherwise modify the terms and conditions set forth in the Prior Loan Agreement, all on the terms and conditions set forth herein.

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         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers and Lender agree as follows:

                              SECTION 1 DEFINITIONS

1.1 CERTAIN DEFINED TERMS. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned thereto in Annex A to this Agreement.

1.2 ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Lender pursuant to subsection 5.1 (including Annex B referred to therein) shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that Borrowers shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrowers; (b) changes in accounting principles recommended by Borrowers' certified public accountants and implemented by Borrowers; and (c) changes in carrying value of any Borrower's (or any Subsidiary's) assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or the "Merger Transactions" as defined in the Prior Loan Agreement, or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments described in clause (c) above resulting from expenditures made subsequent to the Original Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Original Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

1.3 OTHER DEFINITIONAL PROVISIONS. References to "Sections", "subsections", "Annexes", "Exhibits" and "Schedules" shall be to Sections, subsections, Annexes, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Annex A or otherwise in the Loan Documents may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.


1.4 EFFECT OF AMENDMENT AND RESTATEMENT. This Agreement shall supersede in all respects the Prior Loan Agreement from and after the Effective Date with respect to the transactions hereunder and with

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respect to the Existing Obligations. The parties hereto acknowledge and agree, however, that (i) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Existing Obligations under the Prior Loan Agreement and the other Prior Loan Documents as in effect prior to the Effective Date, (ii) such Existing Obligations are in all respects continuing and outstanding (including without limitation all accrued interest on the Existing Obligations to the Effective Date and all accrued fees under the Prior Loan Agreement to the Effective Date, which accrued interest and fees shall be payable in accordance with the terms of the Prior Loan Agreement) with only the terms being modified from and after the Effective Date as provided in this Agreement and the other Loan Documents, (iii) the Liens in favor of Lender securing payment of such Existing Obligations are in all respects continuing and in full force and effect with respect to all Obligations; and (iv) all references in the other Loan Documents to the Prior Loan Agreement shall be deemed to refer without further amendment to this Agreement. Notwithstanding the foregoing, the parties hereto acknowledge and agree that, as of the Effective Date, the "Individual Guaranty" (as defined in the Prior Loan Agreement) shall be terminated in its entirety and shall be of no further force and effect.

                         SECTION 2 LOANS AND COLLATERAL

2.1      Loans

          (A) LOAN. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, Lender agrees to lend to Borrowers from time to time an aggregate amount not to exceed at any time the Maximum Loan Amount. Amounts borrowed under this subsection 2.1(A) may be repaid and reborroweLender shall have no obligation to make advances under this subsection 2.1(A) to any Borrower to the extent any requested advance would cause the principal balance of the Loan then outstanding to exceed the Maximum Loan Amount; provided that Lender may, in its sole discretion, elect from time to time to make Loans in excess of the Maximum Loan Amount. The parties hereto acknowledge and agree that the outstanding principal balance of the Existing Obligations is $818,310.13 as of the Effective Date, and such principal balance is hereby restated as part of the Loan outstanding under, and governed by, this Agreement. Each Borrower shall execute and deliver to Lender a note dated the Effective Date and otherwise in form and substance satisfactory to Lender (each a "Note" and, collectively, the "Notes"). Each Note shall represent the obligation of each Borrower to pay the amount of the Commitment or, if less, the aggregate unpaid principal amount of all advances to such Borrower (including without limitation the Existing Obligations) together with interest thereon.

                  (1) "Maximum Loan Amount" means, as of any date of determination, the lesser of (a) $20,000,000, or (b) the Borrowing Base.

                  (2) "Borrowing Base" means, as of any date of determination, an amount equal to the lesser of (a) Borrowers' Pro Forma EBIDAT as of the last day of the most recently ended fiscal month for the trailing twelve-month period then ended, multiplied by 3.50, or (b) aggregate MRI in respect of all Contracts of Borrowers as of the last day of the then most recently ended month, multiplied by 25. The Borrowing Base shall be determined from time to time based on the most recent Borrowing Base Certificate delivered by Borrower Representative to Lender. "Pro Forma EBIDAT" shall be defined and calculated in accordance with the Borrowing Base Certificate attached hereto as Exhibit A.

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          (B) BORROWING MECHANICS. If any Borrower desires to borrow under this subsection 2.1, Borrower Representative shall, via an Authorized Officer and on behalf of such Borrower, give Lender telephonic notice by 11:00 a.m. (Chicago time) (promptly confirmed via telecopy) (1) on the proposed Funding Date, in the case of any Base Rate Loans of $250,000 or less, or on the date which is (1) one
(1) Business Day prior to the proposed Funding Date, in the case of any Base Rate Loans in excess of $250,000, or (2) on the date which is three (3) Business Days prior to the proposed Funding Date, in the case of any LIBOR Loan. All such written confirmations shall be made by the delivery by Borrower Representative of a duly executed Loan Request in the form of Exhibit B-1 hereto, which shall set forth (i) the amount of the requested advance, (ii) the Funding Date therefor (which shall be a Business Day), and (iii) the identity of the applicable Borrower(s) on behalf of whom such advance is requested and the amount to be disbursed to or on behalf of each such Borrower. Lender shall not incur any liability to any Borrower for acting upon any telephonic notice that Lender believes in good faith to have been given by an Authorized Officer of Borrower Representative or other person authorized to borrow on behalf of any Borrower or for otherwise acting in good faith under this subsection 2.1(C). Lender will not make any advance pursuant to any telephonic notice or otherwise unless Lender has also received the most recent Borrowing Base Certificate then required to be delivered pursuant to Annex B. The making of an advance pursuant to telephonic notice shall constitute a Loan under this Agreement. Each such advance to each Borrower shall be deposited on the applicable Funding Date therefor in immediately available funds in such account as such Borrower Representative may from time to time designate to Lender in writing.

2.2 INTEREST. From the date the Loans are made and the date the other Obligations become due, the Loans and the other Obligations shall bear interest as follows, depending upon Borrower Representative's election from time to time, as permitted herein, to have portions of the Loans accrue interest based upon the LIBOR, at the rates set forth in paragraphs (1) or (2) below:

                  (1) the Loan and all other Obligations shall bear interest at the sum of the Base Rate plus one and three-quarters of one percent (1.75%) per annum. "Base Rate" means a variable rate of interest per annum equal to the rate of interest from time to time published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate. Base Rate also includes rates published in any successor publications of the Federal Reserve System reporting the Bank prime loan rate or its equivalent. The statistical release generally sets forth a Bank prime loan rate for each business day. The applicable Bank prime loan rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank prime loan rate or equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate as determined by Lender announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank or Citibank, N.A. (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank). "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate.

                  (2) the Loan shall bear interest at the sum of the LIBOR plus three and one-half of one percent (3.50%) per annum. "LIBOR" means, for each Interest Period, a rate equal to: (a) the rate of

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interest determined by Lender at which deposits in U.S. dollars for the relevant
Interest Period are offered based on information presented on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that if at least two such offered rates appear on the Reuters Screen LIBO Page in respect of such Interest Period, the arithmetic mean of all such rates will be the rate used, provided, further, that if fewer than two offered rates appear or if Reuters ceases to provide LIBOR quotations, such rate shall be the rate of interest at which deposits in U.S. dollars are offered for the relevant Interest Period by any of Bankers Trust Company, The Chase Manhattan Bank, or Citibank, N.A. to prime banks in the London interbank market, divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is three
(3) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%). "LIBOR Loans" means Loans bearing interest at rates determined by reference to the LIBOR.

Each LIBOR Loan may be obtained for a one (1), two (2), three (3), or six (6) month period (each being an "Interest Period"). With respect to all LIBOR Loans:
(a) the Interest Period will commence on the date that the LIBOR Loan is made or the date on which a Base Rate Loan is converted into a LIBOR Loan, as applicable, or in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires, (b) if the Interest Period expires on a day that is not a Business Day, then it will expire on the next Business Day, and (c) no Interest Period shall extend beyond the date set forth in clause (c) of the definition of the term "Expiry Date.

If the introduction of or the interpretation of any law, rule, or regulation subsequent to the Effective Date, would increase the reserve requirement or otherwise increase the cost to Lender of making or maintaining a LIBOR Loan, then Lender shall submit a certificate to Borrower Representative demonstrating the calculation of the increased cost and requiring payment thereof to Lender within ten (10) days after the date of the certificate. There are no limitations on the number of times such certificate may be submitted.

         (B) DEFAULT RATE OF INTEREST. At the election of Lender, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at a rate that is two percent (2.00%) in excess of the rates otherwise payable under this Agreement. Furthermore, during any period in which any Event of Default is continuing, as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted at Lender's discretion into Base Rate Loans and the LIBOR election will not be available to Borrowers until all Events of Default are cured or waived.

         (C) COMPUTATION OF INTEREST AND RELATED FEES. Interest on all Loans and all other Obligations and the fee set forth in subsection 2.3(B) shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. The date of funding a Base Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be

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included in the calculation of interest. The date of payment of a Base Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) days' interest shall be charged. Interest on all Base Rate Loans is payable in arrears on the first day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such Loans, whether by acceleration or otherwise.

         (D) EXCESS INTEREST. Under no circumstances will the rate of interest chargeable be in excess of the maximum amount permitted by law. If excess interest is charged and paid in error, then the excess amount will be promptly refunded.

         (E) LIBOR RATE ELECTION. All Loans made on the Effective Date shall be Base Rate Loans and remain so for thirty (30) days. Thereafter, Borrower Representative may request that Loans to be made be LIBOR Loans, that outstanding portions of the Loans be converted to LIBOR Loans and that all or any portion of a LIBOR Loan be continued as a LIBOR Loan upon expiration of the applicable Interest Period. Any such request will be made by submitting a LIBOR Loan request in the form of Exhibit B-2. Once given, a LIBOR Loan request shall be irrevocable and Borrowers shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new LIBOR Loan request submitted to Lender not less than three (3) Business Days prior to the end of such Interest Period, the LIBOR Loan then maturing shall be automatically converted to a Base Rate Loan. There may be no more than six (6) LIBOR Loans outstanding at any one time. Loans which are not the subject of a LIBOR Loan request shall be Base Rate Loans.

2.3 FEES (A) CLOSING FEE. Borrowers shall pay to Lender on the Effective Date a closing fee in the amount of $200,000, which fee shall be deemed fully earned when so paid.

         (B) COMMITMENT FEE. From the Effective Date, Borrowers shall pay Lender a fee in an amount equal to (1) (a) the Commitment less (b) the average daily balance of the Loans during the preceding month, multiplied by (2) one-half of one percent (.50%) per annum. Such fee is to be paid monthly in arrears on the first day of each month.

         (C) LIBOR BREAKAGE FEE. Upon (i) any default by any Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower Representative's delivery of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrowers shall pay Lender an amount (the "LIBOR Breakage Fee") equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by Lender in connection with the re-employment of such funds) that Lender may sustain as a result of such default or such payment.

2.4      PAYMENTS AND PREPAYMENTS

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          (A) PAYMENTS. All payments by Borrowers of the Obligations shall be made in same day funds and delivered to Lender by wire transfer to the following account or such other place as Agent may from time to time designate.

                              ABA No. 0710-0001-3
                              Account Number 55-00540
                              The First National Bank of Chicago
                              One First National Plaza
                              Chicago, IL 60670
                              Reference:  Heller Corporate Finance Group
                                          for the benefit of Guardian
                                          International and Subsidiaries


Borrowers shall receive credit on the day of receipt for funds received by Lender by 1:00 p.m. Chicago time. In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

         Each Borrower hereby authorizes Lender to make Loans for the payment of interest, commitment fees and LIBOR Breakage Fees. Prior to an Event of Default, other fees, costs and expenses (including those of attorneys) reimbursable to Lender pursuant to this Agreement or any other Loan Document may be debited to the Loan after fifteen (15) days notice. After the occurrence of an Event of Default, no notice will be required.

          (B) MANDATORY PREPAYMENTS. (1) At any time that the principal balance of the Loan exceeds the Maximum Loan Amount, Borrowers shall immediately repay the Loan to the extent necessary to reduce the principal balance to an amount that is equal to or less than the Maximum Loan Amount.

                  (2) PREPAYMENTS FROM ASSET DISPOSITIONS. Immediately upon receipt by any Borrower of the Net Proceeds in excess of $500,000 for any single transaction or series of transactions, Borrowers shall repay the outstanding principal balance of the Loan by the amount of any reduction in the Borrowing Base attributable to the Asset Disposition giving rise to such Net Proceeds. Borrowers may reinvest all remaining Net Proceeds of such Asset Disposition, within ninety (90) days, in productive replacement fixed assets of a kind then used or usable in the business of Borrowers and their Subsidiaries. If Borrowers do not intend to so reinvest such Net Proceeds or if the period set forth in the immediately preceding sentence expires without Borrowers having reinvested such Net Proceeds, Borrowers shall prepay the Loans in an amount equal to the remaining Net Proceeds of such Asset Disposition. The payments shall be applied in accordance with subsection 2.4(B)(4).

                  (3) PREPAYMENT FROM ISSUANCE OF SECURITIES. Immediately upon the receipt by any Borrower or any Subsidiary of any Borrower of the proceeds of the issuance of equity securities (other than (1) proceeds of the issuance of equity securities received on or before the Effective Date, (2) proceeds from the issuance of equity securities to members of the management of any Borrower and (3) proceeds of the issuance of equity securities to any Borrower or any Subsidiary of any Borrower), Borrowers shall prepay the Loans in an amount equal to such proceeds, net of underwriting discounts and

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commissions and other reasonable costs associated therewith. The payments shall be applied in accordance with subsection 2.4(B)(4).

                  (4) APPLICATION OF PROCEEDS. With respect to the prepayments described in subsections 2.4(B)(2) and 2.4(B)(3) (other than any amount applied to the Loans as a result of the reduction of the Borrowing Base as specified therein), such prepayments shall be applied to reduce the outstanding principal balance of the Loans.

          (C) VOLUNTARY PREPAYMENTS AND REPAYMENTS. Borrowers may at any time on at least three (3) days' prior written notice from Borrower Representative to Lender (i) voluntarily prepay all or part of the Loan and permanently reduce (but not terminate) the Commitment; or (ii) repay the Loan and the other Obligations in full and terminate the Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full. Each such written notice shall specify the amount of such prepayment and the date on which such prepayment is to be made and shall further specify whether or not Borrowers intend to permanently reduce or terminate the Commitment in connection with such prepayment (it being acknowledged and agreed that no such reduction or termination shall be effected in connection with any prepayment unless the Lender has received such written notice from Borrower Representative specifying Borrowers' intention to so reduce or terminate the Commitment). Upon any such prepayment and reduction or termination of the Commitment, each Borrower's right to request advances shall simultaneously be permanently reduced or terminated, as the case may be. Any such full or partial prepayment and reduction or termination of the Commitment may be made without premium or penalty, except that Borrowers shall be liable for LIBOR Breakage Fees, if applicable.

          (D) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

2.5 TERMS OF THIS AGREEMENT. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event, all Obligations shall become due and payable on the date set forth in clause (c) of the definition of the term "Expiry Date". Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Lender shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Borrowers' obligation to indemnify Lender in accordance with the terms hereof shall continue.

2.6 STATEMENTS; APPLICATION OF PAYMNTS. Lender will maintain loan account records for (a) all Loans, interest charges and payments thereof, (b) the charging and payment of all fees, costs and expenses and (c) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Lender, provided that any failure by Lender to so record shall not limit or affect the Borrowers' obligation to pay. Within five (5) days of the first of each month, Lender shall provide a statement for each loan account setting forth the principal of each account and interest due thereon. Borrower Representative must deliver a written objection within sixty (60) days after receipt of the statement or the statement will be presumptive evidence of the Obligations absent manifest error. Borrowers, jointly and severally, promise to pay all of the Obligations as such amounts

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become due or are declared due pursuant to the terms of this Agreement.
After the occurrence and during the continuance of an Event of Default, each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Lender from or on behalf of any Borrower, and each Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Lender may deem advisable notwithstanding any previous entry by Lender upon any books and records.

2.7 GRANT OF SECURITY INTEREST. To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, each Borrower hereby grants to Lender a continuing security interest, lien and mortgage in and to all right, title and interest of such Borrower in the following property of such Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"): (A) Accounts;
(B) Inventory; (C) general intangibles (as defined in the UCC); (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Equipment; (H) Intellectual Property; (I) Investment Property; (J) all deposit accounts of such Borrower maintained with any bank or financial institution; (K) all cash and other monies and property of such Borrower in the possession or under the control of Lender or any assignee or participant; (L) without duplication of the foregoing, all Contracts, Contract Obligor Documents, Contract Rights, Remittances and Underlying Collateral; (M) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the servicing or collection thereof or realization thereon; and (N) proceeds of all or any of the property described above.

2.8 APPOINTMENT OF BORROWER REPRESENTATIVE. Each of Mutual Central and any other Borrowing Subsidiary from time to time party hereto hereby designates Guardian as its representative and agent on its behalf for the purposes of requesting advances, giving instructions with respect to the disbursement of the proceeds of the Loans, executing and delivering Borrowing Base Certificates, LIBOR Loan requests, Compliance Certificates and other reports and certificates required to be delivered hereunder, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Guardian hereby accepts such appointment. Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

2.9 TAXES.

         (A) NO DEDUCTIONS. Any and all payments or reimbursements made hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the income of Lender by the jurisdiction under the laws of which Lender is organized or doing business or any political subdivision thereof and taxes imposed on its income by the jurisdiction of Lender's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on income, herein "Tax Liabilities"). If Borrowers shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

         (B) CHANGES IN TAX LAWS. In the event that, subsequent to the Original Closing Date:

         (1) any changes in any existing law, regulation, treaty, directive or official pronouncement having the force of law or application thereof, or

         (2) any new law, regulation, treaty, directive enacted or application thereof, or

         (3) compliance by Lender with any request or directive (having the force of law) from any governmental authority, agency or instrumentality,

does or shall subject Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made hereunder, or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder (except for income taxes or franchise taxes imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Lender), and the result of any of the foregoing is to increase the cost to Lender of making or continuing any Loan hereunder, or to reduce any amount receivable hereunder, then, in any such case, Borrowers, jointly and severally, shall promptly pay to Lender, upon its demand, any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as reasonably determined by Lender with respect to this Agreement or the other Loan Documents. If Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower Representative of the event by reason of which Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes unless, within fifteen days following the date of such certificate, Borrower Representative delivers to Lender a written objection thereto setting forth the substantive basis for such objection in detail.

2.10 ADDITION OF BORROWING SUBSIDIARIES. In the event Guardian or any Borrowing Subsidiary forms or acquires any Subsidiary after the date hereof, such Subsidiary may be added to this Agreement as a "Borrower" hereunder, subject to the satisfaction of each of the following conditions precedent: (a) Lender shall have given its prior written consent to the formation or acquisition of such Subsidiary; (b)

Guardian shall have requested in writing that such Subsidiary become a Borrowing Subsidiary; (c) Guardian and/or such Borrowing Subsidiary shall have delivered to Lender such financial statements, reports and other information regarding such new Subsidiary and its business as Lender shall have requested and the substance of such statements, reports and other information shall be satisfactory to Lender; (d) Lender shall have completed such other due diligence in respect of such Subsidiary and the business to be conducted thereby as Lender may request, and shall be satisfied with the results of such diligence; (e) Lender shall have given its prior written consent to the addition of such Subsidiary as a Borrowing Subsidiary; and (f) such Subsidiary shall have executed and delivered such counterpart signature pages to this Agreement and such other Loan Documents (including without limitation UCC-1 financing statements covering all of the Collateral in which a Lien is granted to Lender hereunder and Bank Agency Agreements to the extent requested by Lender) as Lender may request in connection with the addition of such Subsidiary as a Borrowing Subsidiary. The parties hereto acknowledge that, as of the Effective Date, Mutual Central shall become a Borrowing Subsidiary hereunder, subject to satisfaction on the Effective Date of the conditions specified in clauses (c),
(d) and (f) above.

                          SECTION 3 CONDITIONS TO LOANS

3.1 CONDITIONS TO LOANS. The obligations of Lender to execute and deliver this Agreement and to make Loans on the Effective Date and on each Funding Date are subject to satisfaction of all of the conditions set forth below.

         (A) EFFECTIVE DATE DELIVERIES AND CONDITIONS. Lender shall have received, in form and substance satisfactory to Lender, all documents, instruments and information identified on Schedule 3.1(A) and all other agreements, notes, certificates, orders, authorizations, financing statements, opinions and other documents which Lender may at any time reasonably request. In addition to each of the conditions precedent to all Loans set forth below in this subsection 3.1, each of the conditions precedent set forth on Schedule 3.1(A) shall have been met or satisfied as of the Effective Date.

         (B) SECURITY INTERESTS. Lender shall have received satisfactory evidence that all security interests and liens granted to Lender by each Borrower pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Encumbrances.

         (C) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrowers to Lender after the Effective Date and approved by Lender.

         (D) NO DEFAULT. No event shall have occurred and be continuing or would result from the consummation of the requested borrowing that would constitute an Event of Default or a Default.

         (E) PERFORMANCE OF AGREEMENTS. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

         (F) NO PROHIBITION. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making any Loans.

         (G) MARGIN REGULATIONs. The making of the Loans requested on such Funding Date shall not violate Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

         (H) NO LITIGATION. There shall not be pending or, to the best knowledge of any Authorized Officer of any Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party that has not been disclosed by Borrowers in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Lender, would reasonably be expected to have a Material Adverse Effect.

         (I) COMPLIANCE WITH SECTION 2.1. Each Borrower (or Borrower Representative on behalf of Borrowers) shall have given all notices required as of such Funding Date pursuant to subsection 2.1.

         (J) AVAILABILITY. After giving effect to the making of all advances on the Effective Date, Borrowers shall have Availability of not less than $2,000,000. After giving effect to the making of any advance on any Funding Date subsequent to the Effective Date, the outstanding principal balance of the Loan shall not exceed the Maximum Loan Amount.

               SECTION 4 BORROWERS' REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement, and to make Loans hereunder, Borrowers, jointly and severally, represent and warrant to Lender with respect to all Loan Parties that the following statements are and, after giving effect to the Related Transactions, will be true, correct and complete:

4.1 ORGANIZATION, POWERS, CAPITALIZATION

         (A) ORGANIZATION AND POWERS. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all states where such qualification is required, which jurisdictions are listed on Schedule 4.1(A). Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

         (B) CAPITALIZATION. The authorized capital stock of each of the Loan Parties is as set forth on Schedule 4.1(B). Except as set forth on Schedule 4.1(B), all issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (other than Liens in favor of Lender) and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of each of the Loan Parties is owned by the stockholders and in the amounts set forth on Schedule 4.1(B); provided that in the case of Guardian, such Schedule identifies the amount of capital stock owned by Westar, each member of the Ginsburg Group and each other principal stockholders thereof, and the amount collectively held by the public stockholders. No shares of the capital stock of any Loan Party, other than those described above, are issued and outstanding. Except as set forth on Schedule 4.1(B), there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party, of any shares of capital stock or other securities of any such entity.

4.2 AUTHORIZATION OF BORROWING, NO CONFLICT. Each applicable Loan Party has the corporate power and authority to incur the Obligations and to grant security interests in the Collateral. On the Effective Date, the execution, delivery and performance of the Loan Documents by each Loan Party signatory thereto will have been duly authorized by all necessary corporate action and, if applicable, shareholder action. The execution, delivery and performance by each Loan Party of each Loan Document and the consummation of the transactions contemplated by this Agreement do not and will not be in contravention of any applicable law, the corporate charter or bylaws of any Loan Party or any agreement or order by which any Loan Party or any Loan Party's property is bound. This Agreement is, and the other Loan Documents, when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties respectively, each enforceable against the Loan Parties, as applicable, in accordance with their respective terms.

4.3 FINANCIAL CONDITION. All financial statements concerning Guardian, Mutual Central and their respective Subsidiaries which have been or will hereafter be furnished to Lender pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

                  (A) The consolidated balance sheets at December 31, 1996 and the related statement of income of Guardian and its Subsidiaries (excluding Mutual Central), for the Fiscal Year then ended, audited by McKean, Paul, Chrycy, Fletcher & Co.

                  (B) The consolidated balance sheet at December 31, 1997 and the related statement of income of Guardian and its Subsidiaries (excluding Mutual Central) for the twelve (12) months then ended.

                  (C) The consolidated balance sheet at December 31, 1997 and the related statement of income of Mutual Central and its Subsidiaries for the Fiscal Year then ended, audited by Merdinger, Fruchter, Rosen and Corso, P.C..

         The Pro Forma (a copy of which is attached hereto as Schedule 4.3) was prepared by Borrowers based on the unaudited consolidated balance sheet of Guardian and its Subsidiaries (excluding Mutual Central) dated December 31, 1997 and the unaudited consolidated balance sheet of Mutual Central and its Subsidiaries dated December 31, 1997 and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP. The Projections delivered on the Effective Date and the updated Projections to be delivered from time to time after the Effective Date pursuant to Annex B have been and will be prepared by Borrowers in light of the past operations of the businesses of Borrowers and their Subsidiaries, and such Projections represent and will represent the good faith estimate of Borrowers and their senior management concerning the most probable course of Borrowers' business as of the date such Projections are prepared and delivered.

4.4 INDEBTEDNESS AND LIABILITIES. As of the Effective Date, no Loan Party has
(a) any Indebtedness except as reflected on the Pro Forma; or (b) any Liabilities other than as reflected on the Pro Forma or as incurred in the ordinary course of business following the date of the Pro Forma.

4.5 CONTRACT WARRANTIES. There have been no modifications or amendments to any Contract or any other Contract Obligor Document. No Borrower has granted any extensions of time for the payment of any Contract, compromised any Contract for less than the full face value thereof, released in whole or in part any Contract Obligor or other Contract Rights Payor liable for the payment of any Contract, or allowed any credit whatsoever in respect of any Contract or any other Contract Obligor Document, other than in accordance with Borrowers' Current Credit Policies, which grant, compromise, release or allowance would reasonably be expected to have a Material Adverse Effect.

4.6 NAMES. No Loan Party conducts business and has not at any time during the past five years conducted business under any name, trade name or fictitious business name other than those names set forth with respect to each Loan Party on Schedule 4.6.

4.7 LOCATIONS; FEIN. Schedule 4.7 sets forth the location of each Loan Party's principal place of business, the location of each Loan Party's books and records, the location of each Loan Party's service centers for the administration of Contracts, the location of all other offices of each Loan Party and all Collateral locations, and such locations are each such Loan Party's sole locations for its business and the Collateral. Schedule 4.7 also sets forth each Loan Party's federal employer identification number.

4.8 TITLE TO PROPERTIES; LIENS. Each Loan Party has good, sufficient and legal title, subject to Permitted Encumbrances, to all its respective material assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of each Loan Party after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which any Loan Party is lessee which would have a Material Adverse Effect.

4.9 PERFECTION. This Agreement creates a valid and, except for the Permitted Encumbrances, first priority security interest in the Collateral, securing the payment and performance of the Obligations and all actions necessary to perfect and protect such security interest have been duly taken.

4.10 LITIGATION; ADVERSE FACTS. There are no judgments outstanding against any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of each Borrower after due inquiry, threatened against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to result in any Material Adverse Effect. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability which could reasonably be expected to result in any Material Adverse Effect.

4.11 PAYMENT OF TAXES. All material tax returns and reports of each Loan Party required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. None of the United States income tax returns of any Loan Party are under audit. No tax liens have been filed and, to the best knowledge and belief of each Authorized Officer of each Loan Party, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of each Loan Party in respect of any taxes or other governmental charges are in accordance with GAAP.

4.12 PERFORMANCE OF AGREEMENTS. None of the Loan Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default which, in either case, could reasonably be expected to have a Material Adverse Effect.

4.13 EMPLOYEE BENEFIT PLANS. Each Loan Party and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by any Loan Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan.

4.14 INTELLECTUAL PROPERTY. Each Loan Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted that are material to the financial condition, business or operations of any Loan Party, and all such Intellectual Property is identified on Schedule 4.14.

4.15 BROKER'S FEES. No broker's or finder's fee or commission will be payable with respect to any of the transactions contemplated hereby. In addition, there are no investment banking fees, broker's or finders fees or similar fees or payments payable by any Loan Party to any Person in connection with the Merger Transactions which remain unpaid, nor are any claims by any Person for any such fees or payments outstanding.

4.16 ENVIRONMENTAL COMPLIANCE. Each Loan Party has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or, to the best knowledge of any Borrower, threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party.

4.17 SOLVENCY. As of and from and after the date of this Agreement, each Loan
Party: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) of such Loan Party and (ii) greater than the amount that will be required to pay the probable liabilities of such Loan Party as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

4.18 DISCLOSURE. No representation or warranty of or with respect to any Borrower, Mutual Central or any other Loan Party contained in this Agreement and the other Loan Documents, the financial statements referred to in subsection 4.3, the other Related Transactions Documents, or any other document, certificate or written statement furnished to Lender by or on behalf of any such Person for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to any Borrower that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby. There is no material fact known to any Borrower that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lender or any Lender for use in connection with the transactions contemplated hereby.

4.19 INSURANCE. Each Loan Party maintains adequate insurance policies for public liability and property damage for its business and properties, no notice of cancellation has been received with respect to such policies and each Loan Party is in compliance with all conditions contained in such policies.

4.20 COMPLIANCE WITH LAWS. No Loan Party is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject any Loan Party, or any of their respective officers, to criminal liability or have a Material Adverse Effect and no such violation has been alleged.

4.21 BANK ACCOUNTS. Schedule 4.21 sets forth the account numbers and locations of all bank accounts of each Loan Party.

4.22 SUBSIDIARIES. No Borrower has any Subsidiaries other than as set forth on
Schedule 4.22. No other Loan Party has any Subsidiaries.

4.23 USE OF PROCEEDS AND MARGIN SECURITY. Borrowers shall use the proceeds of all Loans made on the Effective Date solely to fund a portion (not in excess of $10,000,000) of the purchase price for the Mutual Central Acquisition, to restate the Existing Obligations and to pay fees, costs and expenses of the

Related Transactions on the Effective Date. Borrowers shall use the proceeds of all Loans made subsequent to the Effective Date solely to make Bulk Contract Purchases permitted in accordance with the terms hereof, and to provide funds for their working capital needs and general corporate purposes in the ordinary course of business. The proceeds of all Loans shall be used for proper business purposes consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by any Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

4.24 EMPLOYEE MATTERS. Except as set forth on Schedule 4.24, (a) no Loan Party nor any of such Loan Party's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party, and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Borrower, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.24, no Loan Party is subject to an employment contract with any employee.

4.25 GOVERNMENTAL REGULATION. None of the Loan Parties is, or after giving effect to any loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

4.26 ACTIVITIES AND LICENSES. All Contracts and other Contract Obligor Documents, and all advertising, origination and administration activities, procedures and materials with regard to all Contracts and other Contract Obligor Documents or accounts made, created, acquired, assumed, collected or serviced by or on behalf of any Borrower or any other Loan Party, comply in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations, including but not limited to those related to the provision of Alarm System installation and monitoring, Contract administration, consumer protection, equal credit opportunity, fair debt collection, rescission rights and disclosures, except where failure to comply would not have a Material Adverse Effect. Schedule 4.26 attached hereto (as the same may be amended or revised from time to time) completely and accurately lists all licenses and permits obtained by such Loan Party, in each state in which it conducts business, in connection with its activities. All such licenses and permits are in full force and effect, and no additional licenses or permits are required in connection with the conduct of the business of any Loan Party.

                         SECTION 5 AFFIRMATIVE COVENANTS

     Borrowers covenant and agree that, so long as the Commitment hereunder shall be in effect and until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrowers shall perform, and shall cause each other Loan Party to perform, all covenants in this Section 5 applicable to such Person.

5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Each Borrower will maintain, and cause each other Loan Party to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to Lender the financial statements and other reports and information at the times and in the manner described in Annex B hereto.

5.2 ACCESS TO ACCOUNTANTS. Each Borrower authorizes Lender to discuss the financial condition and financial statements of such Borrower and each other Loan Party with Borrowers' and the Loan Parties' independent public accountants upon reasonable notice to Borrower Representative of its intention to do so.

5.3 INSPECTION. Each Borrower shall and shall cause each other Loan Party to permit Lender and any authorized representatives designated by Lender to visit and inspect any of the properties of such Borrower or any such Loan Party, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested.

5.4 COLLATERAL RECORDS. Each Loan Party shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender's security interests in the Collateral.

5.5 CONTRACT COVENANTS; VERIFICATION. Each applicable Loan Party shall, at its own expense, use its best efforts to assure prompt payment of all amounts due or to become due under the Contracts. Lender shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to any Contract or Contract Right, by mail, telephone or in person. After the occurrence of an Event of Default, no Borrower shall, without the prior consent of Lender, adjust, settle or compromise the amount or payment of any Contract or Contract Right, or release wholly or partly any Contract Obligor with respect thereto, or allow any credit or discount thereon, other than in accordance with Borrowers' Current Credit Policies.

5.6 COLLECTION OF ACCOUNTS AND PAYMENTS. As promptly as practicable following the Effective Date, if requested by Lender, Lender and each Borrower shall enter into a bank agency agreement ("Bank Agency Agreement") substantially in the form of Exhibit D with each financial institution specified by Lender with which such Borrower maintains from time to time any deposit accounts (general or special). Pursuant to the Bank Agency Agreements and pursuant hereto, each Borrower grants and shall grant to Lender a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as Lender's agent in connection therewith. Following the Effective Date, no Borrower shall establish any deposit account with any financial institution unless prior thereto, such Borrower shall have notified Lender of the establishment of such account and, if requested by Lender, Lender and such Borrower shall have entered into a Bank Agency Agreement with such financial institution.

5.7 INTENTIONALLY OMITTED

5.8 CORPORATE EXISTENCE. Each Loan Party will at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business. Borrower Representative will promptly notify Lender of any change in the corporate structure of any Borrower or any other Loan Party.

5.9 PAYMENT OF TAXES. Each Borrower will, and will cause each other Loan Party to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon provided that no such tax need be paid if the applicable Borrower or any such other Loan Party is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if such Borrower or such Loan Party has established appropriate reserves as shall be required in conformity with GAAP.

5.10 MAINTENANCE OF PROPERTIES; INSURANCE. Each Borrower will, and will cause each other Loan Party to, maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of such Borrower and each other Loan Party and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Borrower will, and will cause each other Loan Party to, maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts reasonably acceptable to Lender and will deliver evidence thereof to Lender. Borrowers shall also maintain business interruption insurance providing coverage for a period of at least six (6) months and in an amount not less than $1,800,000. Each Borrower shall and will cause each other Loan Party to cause Lender to be named as loss payee on all insurance policies relating to any Collateral, as assignee in the case of all business interruption insurance, and as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance reasonably satisfactory to Lender. Borrowers represent and warrant that they and each of their Subsidiaries currently maintains all material properties as set forth above and maintains all insurance described above. In the event Borrowers fail to provide Lender with evidence of the insurance coverage required by this Agreement, Lender may purchase insurance at Borrowers' expense to protect Lender's interests in the Collateral. This insurance may, but need not, protect Borrowers' interests. The coverage purchased by Lender may not pay any claim made by any Borrower or any claim that is made against any Borrower in connection with the Collateral. Borrowers may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrowers have obtained insurance as required by this Agreement. If Lender purchases insurance for the Collateral, Borrowers will be responsible for the costs of that insurance, including interest and other charges imposed by Lender in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrowers are able to obtain on their own.

5.11 COMPLIANCE WITH LAWS. Each Borrower will (a) comply with and will cause each other Loan Party to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters, employee health and safety, and other federal, state and local laws, rules, regulations and orders described in subsection 4.26) as now in effect and which may be imposed in the future in all jurisdictions in which any Loan Party is now doing business or may hereafter be doing business, and (b) maintain or obtain and will cause each other Loan Party to maintain or obtain, all licenses and permits now held or hereafter required by any such Person, for which the loss, suspension, revocation or failure to obtain or renew, could have a Material Adverse Effect.

5.12 FURTHER ASSISTANCE. Each Borrower shall, and shall cause each other Loan Party to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Lender such instruments, certificates of title or other documents as Lender at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents.

5.13 COLLATERAL LOCATIONS. Each Borrower will, and will cause each other Loan Party to, keep the Collateral at the applicable locations specified on Schedule
4.7. With respect to any new location (which in any event shall be within the continental United States), each Borrower will, and will cause each other Loan Party to, execute such documents and take such actions as Lender deems necessary to perfect and protect the security interests of the Lender in the Collateral.

5.14 BAILEES. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any agents or processors of or for any Loan Party, such Loan Party shall, upon the written request of Lender, notify such warehouseman, bailee, agent or processor of the security interests in favor of Lender created hereby and shall instruct such Person to hold all such Collateral for Lender's account subject to Lender's instructions.

5.15 OTHER DOCUMENTS. Each Borrower will, and will cause each other Loan Party to, maintain accurate and complete files relating to the Contracts and other Collateral to the satisfaction of Lender, and such files will contain copies of all Contract Obligor Documents together with all relevant credit memoranda and all collection information and correspondence relating to such Contract Obligor Documents.

5.16 CUSTODIAN. As of the Effective Date, the custodial arrangements required under the Prior Loan Agreement shall be terminated, and Lender shall, as promptly as practicable, deliver to Borrower Representative any original Contract Obligor Documents in Lender's possession.

5.17 LIABILITY UNDER CONTRACTS. Notwithstanding anything herein to the contrary
(i) each Borrower shall remain liable under all of its Contracts and any other contracts and agreements between each Borrower and any Contract Obligors or otherwise included in or related to the Collateral, to the extent set forth therein, and shall perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Lender of any rights under any of the Loan Documents shall not release any Borrower from any of its duties or obligations under any Contracts or any such other contracts and agreements, and (iii) Lender shall not have any obligation or liability under the Contracts or any such other contracts and agreements, nor shall Lender be obligated to perform any of the obligations or duties of any Borrower thereunder or to take any action to collect or enforce any rights thereunder.

                          SECTION 6 FINANCIAL COVENANTS

         Borrowers covenant and agree that so long as the Commitment remains in effect and until payment in full of all Obligations, Borrowers shall comply with and shall cause each other Loan Party to comply with all covenants in this
Section 6 applicable to such Person.

6.1 CAPITAL EXPENDITURE LIMITS. The aggregate amount of all Capital Expenditures (excluding Mutual Central Attrition Capital Expenditures) of Borrowers and their Subsidiaries will not exceed $250,000 (the "Capex Limit") in any Fiscal Year of Borrowers. Notwithstanding the foregoing, in the event Borrowers and their Subsidiaries do not expend the entire Capex Limit permitted in any Fiscal Year, Borrowers and their Subsidiaries may carry forward to the immediately succeeding Fiscal Year 50% of the unutilized portion of the Capex Limit. All Capital Expenditures (excluding Mutual Central Attrition Capital Expenditures) made by Borrowers and their Subsidiaries shall first be applied to reduce the applicable Capex Limit and then to reduce the carry forward from the previous Fiscal Year, if any. In addition to the foregoing, the aggregate amount of Mutual Central Attrition Capital Expenditures made by Mutual Central will not exceed $600,000 in any Fiscal Year. "Capital Expenditures" and "Mutual Central Attrition Capital Expenditures" will be calculated as illustrated on Exhibit C.

6.2 LEASE LIMITS. Borrowers will not and will not permit any of their respective Subsidiaries directly or indirectly to become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease (other than intercompany leases between any Borrower and any Subsidiary of any Borrower), if the aggregate amount of all rents paid by Borrowers and their Subsidiaries under all such leases would exceed $450,000 in any Fiscal Year of Borrowers.

6.3 FIXED CHARGE COVERAGE. Borrowers shall not permit Fixed Charge Coverage for any twelve (12) month period ending on the last day of any month, commencing with the month ending February 28, 1998 and on the last day of each month thereafter, to be less than 1.1:1.0. "Fixed Charge Coverage" will be calculated as illustrated on Exhibit C.

6.4 INDEBTEDNESS TO EBIDAT RATIO. Borrowers shall not permit the ratio of (a) Total Indebtedness calculated as of the last day of any month, commencing with the month ending February 28, 1998 and on the last day of each month thereafter, to (b) EBIDAT for the twelve (12) month period ending on each such day, to be greater than 3.50:1.0. "Total Indebtedness" and "Operating Cash Flow" will be calculated as illustrated on Exhibit C.

6.5 SENIOR INTEREST COVERAGE. Borrowers shall not permit Senior Interest Coverage for any twelve (12) month period ending on the last day of any month, commencing with the month ending February 28, 1998 and on the last day of each month thereafter, to be less than 2.0:1.0. "Senior Interest Coverage" will be calculated as illustrated on Exhibit C.

6.6 MAXIMUM MRI ATTRITION. Borrowers shall not at any time permit MRI Attrition to exceed ten percent (10.0%) as of the end of each month for the trailing twelve-month period then ended.


                          SECTION 7 NEGATIVE COVENANTS

         Borrowers covenant and agree that so long as the Commitment remains in effect and until payment in full of all Obligations, Borrowers shall comply with and shall cause each other Loan Party to comply with all covenants in this
Section 7 applicable to such Person.

7.1 INDEBTEDNESS AND LIABILITIES. No Borrower will, nor will any Borrower permit any other Loan Party to, directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations;
(b) intercompany Indebtedness among Borrowers and their Subsidiaries (other than SDI); provided that such Indebtedness is subordinated in right of payment to the Obligations; (c) Indebtedness not to exceed $150,000 in the aggregate at any time outstanding secured by purchase money Liens (including for computation purposes outstanding purchase money Indebtedness existing on the Effective Date and identified on Schedule 7.1); (d) Indebtedness in respect of Capital Leases up to $500,000 in the aggregate; and (e) Indebtedness existing on the Effective Date and identified on Schedule 7.1. Except for Indebtedness described permitted in the preceding sentence, Borrowers will not, and will not permit any other Loan Party to, incur any Liabilities except for trade payables, accounts payable and normal accruals in the ordinary course of business not yet due and payable or with respect to which the applicable Borrower or the applicable other Loan Party is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that such Borrower or such Loan Party has established adequate reserves therefor, if appropriate under GAAP.

7.2 GUARANTIES. Except for endorsements of instruments or items of payment for collection in the ordinary course of business, Borrowers shall not and shall not permit any other Loan Party to guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise.

7.3 TRANSFERS, LIENS AND RELATED MATTERS

          (A) TRANSFERS. Borrowers shall not and shall not permit any other Loan Party to sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral, except that Borrowers and the other Loan Parties may (i) sell Inventory in the ordinary course of business; and (ii) make Asset Dispositions of Equipment, fixtures or real property if all of the following conditions are met: (1) the fair market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $100,000 and the aggregate fair market value of assets sold or otherwise disposed of in any Fiscal Year by all of the Loan Parties collectively does not exceed $250,000; (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash; (4) after giving effect to the sale or other disposition of the assets included within such Asset Disposition, Borrowers are in compliance on a pro forma basis with the covenants set forth in Section 6 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; (5) no Event of Default shall result from such sale or other disposition; and (6) the Net Proceeds of such Asset Disposition are applied as required by subsection 2.4(B)(2).

          (B) LIENS. Except for Permitted Encumbrances, Borrowers will not and will not permit any other Loan Party to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or any other assets of such Person or any proceeds, income or profits therefrom.

          (C) NO NEGATIVE PLEDGES. Neither any Borrower nor any other Loan Party shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

          (D) No Restrictions on Loan Party Distributions to Borrowers. Except as provided herein, no Borrower will nor will any Borrower permit any other Loan Party directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Loan Party to: (1) pay dividends or make any other distribution on any of such Loan Party's capital stock owned by any Borrower or any other Subsidiary of any Borrower; (2) subject to subordination provisions, pay any indebtedness owed to any Borrower or any other Subsidiary of any Borrower; (3) make loans or advances to any Borrower or any other Subsidiary of any Borrower; or (4) transfer any of its property or assets to any Borrower or any other Subsidiary of any Borrower.

7.4 INVESTMENTS AND LOANS. Borrowers shall not and shall not permit any other Loan Party to make or permit to exist Investments in or loans to any other Person, except: (a) Cash Equivalents; (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $10,000 at any time; (c) Guardian may make Investments in SDI in an aggregate amount not in excess of $100,000, the proceeds of which shall be used solely to wind up the business of SDI, to satisfy all of SDI's outstanding liabilities and to effect the dissolution of SDI; (d) loans and advances to Dealers so long as (i) the aggregate amount of such loans and advances at any one time outstanding does not exceed $500,000; (b) such loans and advances are evidenced by a promissory note acceptable to Lender, which note shall be delivered to Lender and pledged as additional collateral security for the Obligations, and (iii) at the time any such loan or advance is made and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and (e) other Investments existing on the Effective Date and described on Schedule

7.4.

7.5 RESTRICTED JUNIOR PAYMENTS. No Borrower will nor will any Borrower permit any other Loan Party to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that:

         (a) Subsidiaries of any Borrower may make Restricted Junior Payments with respect to their common stock to the extent necessary to permit such Borrower to pay the Obligations, to make Restricted Junior Payments permitted under clauses (b) and (c) below and to permit such Borrower to pay expenses incurred in the ordinary course of business;

         (b) Guardian may consummate repurchases of its outstanding capital stock from its stockholders (other than Westar or members of the Ginsburg Group) so long as (i) at the time of any such repurchase and after giving effect thereto (x) Borrowers shall have Availability of not less than $1,000,000, and (y) no Default or Event of Default shall have occurred and be continuing, and (ii) the aggregate amount of such repurchases does not exceed $100,000; and

         (c) Guardian may declare and pay cash dividends on the Preferred Stock as and when payable pursuant to the terms of Guardian's charter, the Westar Equity Documents and the Supplemental Westar Equity Documents, provided that (i) at the time any such dividend is declared and paid and after giving effect thereto (x) Borrowers shall have a ratio of Total Indebtedness to EBIDAT (calculated on the basis of Borrowers' financial statements for the then most recently ended fiscal month after giving pro forma effect to the payment of such dividend) of at least the ratio then required pursuant to subsection 6.4 for the most recently ended month for which monthly financial statements and a Compliance Certificate are required to be delivered pursuant to Annex B, (y) Borrowers shall have Availability of not less than $1,000,000, and (z) no Default or Event of Default shall have occurred and be continuing, and (ii) the aggregate amount of such cash dividends declared and paid on any payment date therefor shall not exceed the amount required to be paid as of such date pursuant to the terms of the Westar Equity Documents and the Supplemental Westar Equity Documents as in effect on the Effective Date and, without limitation of the foregoing (x) during the period commencing November 24, 1997 and ending on November 24, 1999, dividends on the Series A Preferred Stock declared and paid on any payment date therefor shall be paid solely by the issuance of additional shares of Series A Preferred Stock in the amount required on such payment date pursuant to the terms of the Westar Equity Documents, and (y) during the period commencing February 23, 1998 and ending on February 23, 2000, dividends on the Series B Preferred Stock declared and paid on any payment date therefor shall be paid solely by the issuance of additional shares of Series B Preferred Stock in the amount required on such payment date pursuant to the terms of the Supplemental Westar Equity Documents.

7.6 RESTRICTION ON FUNDAMENTAL CHANGES. Neither any Borrower nor any other Loan Party will: (a) enter into any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except that SDI shall cease operations as promptly as practicable (and, if such operations are not ceased and SDI is not dissolved on or prior to June 30, 1998, Guardian shall execute and deliver a pledge agreement, in form and substance satisfactory to Lender, pledging all of the issued and outstanding capital stock of SDI to Lender as additional collateral securing the Obligations); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or issue, sell or dispose of any of its capital stock or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired, except that (i) Guardian may issue and sell shares of its Series B Preferred Stock to Westar on the Effective Date in accordance with the terms of the Supplemental Westar Equity Documents, and (ii) subsequent to the Effective Date, Guardian may issue shares of its Preferred Stock to Westar in lieu of the payment of cash dividends on its Preferred Stock owned by Westar, or may issue shares of its Class A Common Stock to Westar upon the conversion of its Preferred Stock held by Westar, in either case so long as such issuance in lieu of dividends or conversion is consummated and effected in accordance with the terms of the Westar Equity Documents and/or the Supplemental Westar Equity Documents, as applicable; or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person, except that any Borrower may acquire assets from another Person pursuant to a Bulk Contract Purchase so long as (i) at the time of any such transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (ii) the applicable Seller shall have agreed in writing to be bound by a guarantee or replacement clause substantially similar to that set forth in
Schedule 7.6; and (iii) Lender shall have completed such due diligence in respect of the portfolio of Contracts to be acquired pursuant to such Bulk Contract Purchase (or series of related such transactions) as it may request and Lender shall have given its prior written consent to the consummation thereof by the applicable Borrower, such consent not to be unreasonably withheld or delayed; provided that the requirements of this clause (iii) need not be satisfied in the case of any such Bulk Contract Purchase (or series of related such transactions) which is for an aggregate amount of $2,500,000 or less.

7.7 CHANGES RELATING TO PREFERRED STOCK OR WESTAR EQUITY DOCUMENTS. Guardian will not change any of the terms of the Preferred Stock as in effect on the Effective Date, nor shall Guardian change or amend any of the terms of the Westar Equity Documents or the Supplemental Westar Equity Documents as in effect as of the Effective Date.

7.8 TRANSACTIONS WITH AFFILIATES. Borrowers will not and will not permit any of their respective Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Loan Party, except (a) as set forth on Schedule 7.8,
(b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of such Borrower or any such Subsidiary and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, (c) payment of reasonable compensation to officers and employees for services actually rendered to such Borrower or such Subsidiary and (d) payment of director's fees not to exceed $50,000 in the aggregate for any Fiscal Year of Borrowers. Notwithstanding the foregoing, unless otherwise approved by Lender, no payments may be made with respect to any items set forth on Schedule 7.8 after the occurrence and during the continuation of a Default or Event of Default.

7.9 ENVIRONMENTAL LIABILITIES. Borrowers will not and will not permit any other Loan Party to: (a) violate any applicable Environmental Law; (b) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by any Loan Party; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party.

7.10 CONDUCT OF BUSINESS. From and after the Effective Date, no Borrower will nor will any Borrower permit any other Loan Party to engage in any business other than businesses of the type engaged in by such Borrower or such Loan Party on the Effective Date, as described on Schedule 7.10.

7.11 COMPLIANCE WITH ERISA. Borrowers will not and will not permit any other Loan Party to establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material. No Loan Party shall fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

7.12 TAX CONSOLIDATIONS. Borrowers will not, and will not permit any other Loan Party to, file or consent to the filing of any consolidated income tax return with any Person (other than Guardian).

7.13 SUBSIDIARIES. No Borrower will, nor will any Borrower permit any other Loan Party to, establish, create or acquire any new Subsidiaries without the prior written consent of Lender.

7.14 FISCAL YEAR. Neither any Borrower nor any other Loan Party shall change its Fiscal Year.

7.15 PRESS RELEASE; PUBLIC OFFERING MATERIALS. Borrowers will not and will not permit any other Loan Party to disclose the name of Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party.

                     SECTION 8 DEFAULT, RIGHTS AND REMEDIES

8.1 EVENT OF DEFAULT. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

          (A) PAYMENT. Failure to make payment of any of the Obligations when due; or

          (B) DEFAULT IN OTHER AGREEMENTS. (1) Failure of any Loan Party to pay when due any principal or interest on any Indebtedness or (2) breach or default of any Loan Party with respect to any Indebtedness; if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $75,000 or having an aggregate principal amount in excess of $150,000 to become or be declared due prior to its stated maturity; or

         (C) BREACH OF CERTAIN PROVISIONS. Failure of any Loan Party to perform or comply with any term or condition contained in subsections 5.1, 5.3, 5.5 or 5.6 or contained in
Section 6 or Section 7; or

         (D) BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

         (E) OTHER DEFAULTS UNDER LOAN DOCUMENTS. Any Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within ten (10) days after receipt by Borrowers of notice from Lender of such default (other than occurrences described in other provisions of this subsection 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

          (F) CHANGE IN OWNERSHIP. (1) The Ginsburg Group shall collectively cease to (a) own and/or maintain voting and dispostive power over fifteen percent (15.0%) of the issued and outstanding voting Common Stock of Guardian, or (b) have the right to nominate and elect (i) at least four of the eight members of Guardian's Board of Directors, at all times prior to the conversion of the Preferred Stock of Guardian owned by Westar to Class A Common Stock of Guardian, and (ii) at least three of the nine members of Guardian's Board of Directors, at all times after such conversion of Preferred Stock into Class A Common Stock, provided that (i) such limitations shall not prevent any member of the Ginsburg Group from transferring all or any part of their ownership interests in Guardian's Common Stock (x) to any other member of the Ginsburg Group, or (y) into any trust established by such member for estate planning purposes so long as such member retains exclusive voting control, for his or her lifetime, over all such shares so placed in trust; and (ii) such limitation shall terminate upon the completion of a Qualified Public Offering; or (2) Westar shall cease to have the right to nominate and elect (a) at least two of the eight members of Guardian's Board of Directors, at all times prior to the conversion of the Preferred Stock of Guardian owned by Westar to Class A Common Stock of Guardian, and (b) at least three of the nine members of Guardian's Board of Directors, at all times after such conversion of Preferred Stock into Class A Common Stock; or (3) the Ginsburg Group and Westar shall cease to have the right to mutually agree upon, nominate and elect (i) at least two of the eight members of Guardian's Board of Directors, at all times prior to the conversion of the Preferred Stock of Guardian owned by Westar to Class A Common Stock of Guardian, and (ii) at least three of the nine members of Guardian's Board of Directors, at all times after such conversion of Preferred Stock into Class A Common Stock; or (4) any other Loan Party ceases to be a wholly-owned Subsidiary of Guardian; or

          (G) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) A court enters a decree or order for relief with respect to any Loan Party in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Loan Party under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of the applicable Loan Party, for all or a substantial part of the property of Loan Party; or

          (H) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) An order for relief is entered with respect to any Loan Party or any Loan Party commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Loan Party makes any assignment for the benefit of creditors; or (3) the board of directors of any Loan Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

          (I) LIENS. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of any Loan Party by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within forty-five (45) days; or

          (J) JUDGMENT AND ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $100,000 or (2) an amount in the aggregate at any time in excess of $200,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against any Loan Party or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          (K) DISSOLUTION. Any order, judgment or decree is entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order remains undischarged or unstayed for a period in excess of thirty (30) days; or

          (L) SOLVENCY. Any Loan Party ceases to be solvent (as represented by such Loan Party in subsection 4.17) or admits in writing its present or prospective inability to pay its debts as they become due; or

          (M) INJUNCTION. Any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

          (N) INVALIDITY OF LOAN DOCUMENTS. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

          (O) FAILURE OF SECURITY. Lender does not have or ceases to have a valid and perfected first

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

priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Lender to take any action within its control; or

          (P) DAMAGE, STRIKE, CASUALTY. Any material damage to, or loss, theft or destruction of, any material portion of the Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than ninety (90) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

          (Q) LICENSES AND PERMITS. The loss, suspension or revocation of, or failure to renew, any license or permit not held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could have a Material Adverse Effect.

8.2 SUSPENSION OF COMMITMENT. Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Lender, without notice or demand, may immediately cease making additional Loans and the Commitment shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived, cured or removed within any applicable grace or cure period, the Commitment shall be reinstated.

8.3 ACCELERATION. Upon the occurrence of any Event of Default described in the foregoing subsections 8.1(G) or 8.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the Commitment shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to Borrowers, declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitment shall thereupon terminate.

8.4 REMEDIES. If any Event of Default shall have occurred and be continuing, Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or in any other Loan Document or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) notify any or all Contract Obligors or other applicable Contract Rights Payors to make all payments directly to Lender; (b) require Borrowers to, and each Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (c) withdraw all cash in any bank account subject to a Bank Agency Agreement and apply such monies in payment of the Obligations in the manner provided in subsection 8.7; (d) without notice or demand or legal process (except for such notice or demand, if any, as is expressly required by the Code), enter upon any premises of any Borrower and take possession of the Collateral; and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Borrowers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrowers shall remain jointly and severally liable for any deficiency. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Lender shall not be required to proceed against any Collateral but may proceed against Borrowers or any Borrower directly. To the extent permitted by law, each Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

8.5 APPOINTMENT OF ATTORNEY-IN-FACT. Each Borrower hereby constitutes and appoints Lender as such Borrower's attorney-in-fact with full authority in the place and stead of such Borrower and in the name of such Borrower, Lender or otherwise, from time to time in Lender's discretion after the occurrence and during the continuance of an Event of Default to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) if the Obligations shall have been accelerated, to adjust, settle or compromise the amount or payment of any Contract, or release wholly or partly any Contract Obligor or other applicable Contract Rights Payor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;
(d) to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral; (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; (f) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or similar document against any Contract Obligor or other Contract Rights Payor; (g) prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Collateral; and (h) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which such Borrower has access. The appointment of Lender as each Borrower's attorney and Lender's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

8.6 LIMITATION ON DUTY OF LENDER WITH RESPECT TO COLLATERAL. Beyond the safe custody thereof, Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee select ed by Lender in good faith.

8.7 APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to all fees due and owing to Lender; third, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amounts of the Obligations outstanding; and fifth, to any other indebtedness or obligations of any Borrower owing to Lender.

8.8 LICENSE OF INTELLECTUAL PROPERTY. Each Borrower hereby assigns, transfers and conveys to Lender, effective upon the occurrence of any Event of Default hereunder, the nonexclusive right and license to use all Intellectual Property owned or used by such Borrower together with any goodwill associated therewith, all to the extent necessary to enable Lender to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to any Borrower by Lender. Without limitation of the foregoing, each Borrower (a) hereby grants the Lender and any successor servicer appointed by the Lender an irrevocable license to use any Software utilized by such Borrower in connection with monitoring, collecting or otherwise servicing and administering the Contracts;
(b) shall immediately upon demand by Lender deliver all such Software and any other books, records, backup tapes, files or other information (of any kind whatsoever, whether stored or kept electronically, on disk or otherwise) of such Borrower pertaining to monitoring, collecting or otherwise servicing and administering the Contracts; and (c) shall cooperate fully with the Lender in promptly obtaining any licenses or modifications thereto as the Lender deems necessary to enable Lender or any successor servicer appointed by Lender to use any Software.

8.9 ASSIGNED AGREEMENTS. If an Event of Default has occurred and is continuing, each Loan Party hereby irrevocably authorizes and empowers Lender to assert, either directly or on behalf of such Loan Party, any claims such Loan Party may have, from time to time, against any other party to any Assigned Agreement or to otherwise exercise any right or remedy of such Loan Party under any Assigned Agreement (including, without limitation, the right to enforce directly against any party to an Assigned Agreement all of such Loan Party's rights thereunder (including all recourse or other recovery rights against any Dealer or Seller and any guarantees given to such Loan Party pursuant to any Dealer Agreement or Bulk Contract Purchase Document in respect of any Contracts), to make all demands and give all notices and to make all requests required or permitted to be made by such Loan Party under any Assigned Agreement).

8.10 WAIVERS, NON-EXCLUSIVE REMEDIES. No failure on the part of Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

                             SECTION 9 MISCELLANEOUS

9.1 ASSIGNMENTS AND PARTICIPATIONS. Lender may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of the Loans, the Commitment or any other interest herein to an Affiliate or to another Person. In the case of an assignment authorized under this subsection 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. Lender shall be relieved of its obligations hereunder with respect to the Commitment or assigned portion thereof. Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of such Borrower to the assignee and that the assignee shall be considered to be a "Lender". Lender may furnish any information concerning any Borrower and the other Loan Parties in its possession from time to time to assignees and participants (including prospective assignees and participants).

9.2 SET OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Lender and each assignee or participant is hereby authorized by each Borrower at any time or from time to time, without notice to such Borrower, any other Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of such Borrower (regardless of whether such balances are then due to such Borrower) and any other property at any time held or owing by that Lender or that assignee or participant to or for the credit or for the account of such Borrower against and on account of any of the Obligations then outstanding; provided, that no participant shall exercise such right without the prior written consent of Lender.


         Each Borrower hereby agrees, to the fullest extent permitted by law, that any Lender or assignee or participant may exercise its right of setoff with respect to amounts in excess of its pro rata share of the Obligations (or, in the case of a participant, in excess of its pro rata participation interest in the Obligations) and that such Lender, assignee or participant, as the case may be, shall be deemed to have purchased for cash in the amount of such excess, participations in each other Lender's, assignee's or participant's share of the Obligations.

9.3 EXPENSES AND ATTORNEYS' FEES. Whether or not the transactions contemplated hereby shall be consummated, Borrowers, jointly and severally, agree to promptly pay all fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses (including fees of accountants and other professionals retained by Lender and, at any time that a Default shall have occurred and be continuing, allocated costs of internal counsel) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses (including fees of accountants and other professionals retained by Lender and, at any time that a Default shall have occurred and be continuing, allocated costs of internal counsel) incurred from and after the Effective Date in connection with the review, negotiation, preparation, documentation, execution and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (c) fees, costs and expenses incurred in creating, perfecting and maintaining perfection of Liens in favor of Lender; (d) fees, costs and expenses incurred in connection with forwarding to Borrowers the proceeds of Loans including Lender's standard wire transfer fee; (e) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (f) fees, costs, expenses (including attorneys' fees and, at any time that an Event of Default shall have occurred and be continuing, allocated costs of internal counsel) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from any Borrower or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

9.4 INDEMNITY. In addition to the payment of expenses pursuant to subsection 9.3, whether or not the transactions contemplated hereby shall be consummated, Borrowers jointly and severally agree to indemnify, pay and hold Lender and any assignee or participant, and the officers, directors, employees, agents, affiliates and attorneys of Lender and such assignees and participants (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Lender, Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided that no Borrower shall have any obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

9.5 AMENDMENTS AND WAIVERS. This Agreement together with the other Loan Documents constitutes the entire agreement among Lender and the Loan Parties with respect to the subject matter hereto, and no amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents, or consent to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by Lender and each applicable Loan Party. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

9.6 NOTICES. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, upon receipt by the addressee thereof (which receipt shall be deemed to have occurred on the date on which such delivery shall have been signed for by any person at such address, as determined by the applicable courier); or (d) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

         If to Borrower Representative,     GUARDIAN INTERNATIONAL, INC.
         any other Borrower or any          3880 North 28th Terrace
         other Loan Party:                  Hollywood, Florida 33020
                                            Attn: Richard Ginsburg, President
                                            Telecopy No.: (954) 926-1822

         With a copy to:                    STEEL, HECTOR & DAVIS LLP
                                            200 South Biscayne Boulevard,
                                            41st floor
                                            Miami, Florida  33131-2398
                                            Attn:  Harvey Goldman, Esq.
                                            Telecopy No.: (305) 577-7001

         If to Lender:                      HELLER FINANCIAL, INC.
                                            Attn: Account Manager,
                                                   Corporate Finance Group
                                            500 West Monroe Street
                                            Chicago, Illinois 60661
                                            Telecopy No.:  (312) 441-7367

         With a copy to:                    HELLER FINANCIAL, INC.
                                            Attn:  Legal Department
                                                     Corporate Finance Group
                                            500 West Monroe Street
                                            Chicago, Illinois 60661
                                            Telecopy No. (312) 441-7367

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 9.6.

9.7 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 9.3 and 9.4 shall survive the payment of the Loans and the termination of this Agreement.

9.8 INDULGENCE NOT WAIVER. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

9.9 MASHALING; PAYMENTS SET ASIDE. Lender shall not be under any obligation to marshal any assets

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

in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Lender or Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.10 ENTIRE AGREEMENT. This Agreement and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

9.11 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

9.12 SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

9.13 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.14 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.15 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no Loan Party may assign its rights or obligations hereunder without the prior written consent of Lender.

9.16  NO FIDUCIARY RELATIONSHIP; LIMITATION OF LIABILITIES

         (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to any Loan Party.

         (B) Neither Lender, nor any affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and each Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by such Borrower or any other Loan Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

9.17 CONSENT TO JURISDICTION. EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

9.18 WAIVER OF JURY TRIAL. EACH BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH BORROWER AND LENDER EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER AND LENDER EACH FURTHER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

9.19 CONSTRUCTION. Each Borrower and Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrowers and Lender.

9.20 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

9.21 NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Loan Party or any shareholders of any Loan Party or any other Person.

9.22 CONFIDENTIALITY. Lender agrees to exercise its best efforts to keep any non public information delivered or obtained pursuant to the Loan Documents, confidential from Persons other than those employed by or engaged by Lender in evaluating, approving, structuring or administering the Loans and those employed by or engaged by Lender's assignees or participants, or potential assignees or participants.

                            SECTION 10 CROSS-GUARANTY

10.1 GUARANTY. Each Borrower hereby absolutely and unconditionally guaranties to Lender the full and prompt payment of all Obligations owed or hereafter owing to Lender by each other Borrower. Notwithstanding any provision herein contained to the contrary, each Borrowing Subsidiaries' liability under this Section 10 (which liability is in any event in addition to amounts for which such Borrowing Subsidiary is primarily liable under the other Sections of this Agreement and the other Loan Documents) shall be limited to an amount not to exceed as of any date of determination the greater of:

         (A) the net amount of all Loans advanced to any other Borrower under this Agreement and then re- loaned or otherwise transferred to such Borrowing Subsidiary; or

         (B) the amount which could be claimed by Lender from such Borrowing Subsidiary under this Section 10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrowing Subsidiary's right of contribution and indemnification from the other Borrowers under subsection 10.2 hereof.

10.2     CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS


        (A) To the extent that any Borrower shall make a payment under this
Section 10 of all or any of the Obligations for which such Borrower is not primarily liable (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by the other Borrowers, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all Borrowers in effect immediately prior to the making of such Guarantor Payment, then such Borrower shall be entitled to received contribution and indemnification payments from, and be reimbursed by, each of the other Borrowers for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

         (B) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section

10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

         (C) This subsection 10.2 is intended only to define the relative rights of Borrowers and nothing set forth in this subsection 10.2 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including, without limitation, Section 2 hereof, and nothing contained in this subsection 10.2 shall limit the liability of any Borrower to pay the Obligations for which it is primarily liable.

         (D) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Borrower to which such contribution and indemnification is owing.

10.3 OBLIGATIONS ABSOLUTE. The liability of each Borrower to Lender under this
Section 10 shall not be affected or impaired by any of the following acts by
Lender: (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Obligations; (ii) one or more extensions or renewals of any Obligations (whether or not for longer than the original period) or any modification of the interest rates, fees, maturities or principal amount of, or other contractual terms applicable to, any Obligations; (iii) any waiver or indulgence granted to any Borrower, any delay or lack of diligence in the enforcement of Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Obligations; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue any Borrower or any guarantor or other person liable in respect of any Obligations; (v) the acceptance of any instrument in renewal or substitution of any Obligation; (vi) any failure to obtain collateral security (including rights of setoff) for any Obligations, or to obtain or maintain the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (vii) any assignment, pledge or other transfer of any Obligations or any evidence thereof; or (viii) any manner, order or method of application of any payments or credits upon Obligations. Each Borrower hereby waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor, other than payment in full in cash of the Obligations and termination of the Commitment pursuant thereto.

10.4 WAIVER. EACH BORROWER HEREBY WAIVES PRESENTMENT, DEMAND FOR PAYMENT, NOTICE OF DISHONOR OR NONPAYMENT, AND PROTEST OF ANY INSTRUMENT EVIDENCING LIABILITIES.

10.5 RECOVERY. If any payment is applied by Lender to the Obligations and is hereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Borrower or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Section 10 be deemed to have continued in existence, notwithstanding such payment and application and this guaranty shall be enforceable as to such Obligations as fully as if such payment and application had never been made.

10.6 LIABILITY CUMULATIVE. The liability of Borrowers under this Section 10 is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Agreement and the other Loan Documents to which any such Borrower is a party or in respect of any Obligations of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

         Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

HELLER FINANCIAL, INC.              GUARDIAN INTERNATIONAL, INC., a Nevada
                                    corporation, as a Borrower and as
                                    Borrower Representative


By: /s/SCOTT E. GAST                 By: /s/RICHARD GINSBURG
         Scott E. Gast                       Richard Ginsburg
Title:  Assistant Vice President      Title: President


                                     MUTUAL CENTRAL ALARM SERVICES, INC., a New
                                     York corporation, as a Borrowing Subsidiary


                                     By: /s/RICHARD GINSBURG
                                            Richard Ginsburg
                                     Title:__President

                                     ANNEX A

                                   DEFINITIONS

         Capitalized terms used but not otherwise defined in the Agreement and the other Loan Documents shall have the following meanings:

         "Accounts" means, with respect to any Loan Party, all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by such Loan Party, including all accounts receivable, Contracts, Contract Rights, other contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by such Loan Party arising or resulting from the sale of goods or the rendering of services, all proceeds thereof, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the right of stoppage in transit, replevin and reclamation.

         "Affiliate" means any Person (other than Lender): (a) directly or indirectly controlling, controlled by, or under common control with, any Loan Party; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in any Loan Party; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by any Loan Party. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" means the Second Amended and Restated Loan and Security Agreement dated as of the Effective Date among Borrowers and Lender, as it may be amended, restated, supplemented or otherwise modified from time to time.

         "Alarm System" means a residential home or commercial security system installed by a Dealer and with respect to which a Borrower has entered into a Contract or purchased a Contract from a Dealer or a Seller.

         "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any of the following: (a) any of the capital stock or other equity or ownership interest of any Subsidiary of any Loan Party, or (b) any or all of the assets of any Loan Party other than sales of Inventory in the ordinary course of business.

         "Assigned Agreements" means, collectively, all Dealer Agreements and all Bulk Contract Purchase Documents.

         "Authorized Officer" means any of Harold Ginsburg or Richard Ginsburg, and any such other Persons as any Borrower may designate as an Authorized Officer by written notice to Lender.

         "Availability" means, as of any date of determination, the Maximum Loan Amount as of such date less the outstanding principal balance of the Loan as of such date.

         "Borrower Representative" means Guardian in its capacity as Borrower Representative pursuant to subsection 2.8.

         "Borrowers" means, collectively, Guardian, Mutual Central and each other Borrowing Subsidiary, if any, from time to time party hereto.

         "Borrowing Base" has the meaning assigned to that term in subsection 2.1(A).

         "Borrowing Base Certificate" means a certificate duly executed by an officer of Borrowers appropriately completed and in substantially the form of Exhibit A.

         "Borrowing Subsidiary" means Mutual Central and each other Subsidiary of Guardian or any Borrowing Subsidiary which becomes a Borrower hereunder pursuant to subsection 2.10.

         "Bulk Contract Purchase" means the purchase by any Borrower of a portfolio of Contracts from a Seller.

         "Bulk Contract Purchase Documents" means, in the case of any Bulk Contract Purchase, the asset purchase agreement, assignment of monitoring contracts and related documents executed and delivered in connection therewith, each in form and substance conforming, in all material respects, to Borrowers' past practices in respect of Bulk Contract Purchases.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois or Florida, or the Commonwealth of Pennsylvania or is a day on which banking institutions located in any such states are closed.

         "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

         "Cash Equivalents" means: (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof;
(ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution; and (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection

Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrowers' deposits at such institution.

         "Class A Common Stock" means the Class A voting common stock of Guardian, $.001 par value per share.

         "Class B Common Stock" means the Class B non-voting common stock of Guardian, $.001 par value per share.

         "Collateral" has the meaning assigned to that term in subsection 2.7.

         "Commitment" means the commitment of Lender to make Loans as set forth in subsection 2.l(A), which commitment is in an amount equal to $20,000,000, as such amount may be reduced from time to time in accordance with the terms of the Agreement.

         "Common Stock" means, collectively, the Class A Common Stock and Class B Common Stock.

         "Compliance Certificate" means a certificate delivered from time to time in respect of the Loan Parties' compliance with the financial covenants set forth in Section 6 of the Agreement, which certificate shall be duly executed by the chief executive officer or chief financial officer of Borrower Representative, appropriately completed and in substantially the form of Exhibit C.

         "Contract" means a written contract between a Contract Obligor and a Borrower, or a written contract between a Contract Obligor and a Dealer or a Seller which has been assigned to a Borrower, pursuant to which a Borrower provides electronic alarm monitoring or other security services or sells, installs and services Alarm Systems.

         "Contract Obligor" means the residential homeowner or commercial property owner obligated under a Contract to make periodic payments to a Borrower for the electronic alarm monitoring or other security services or goods provided under such Contract.

         "Contract Obligor Documents" means, in respect of any Contract, the original executed Contract with original signatures of each applicable Contract Obligor and the applicable Dealer or Seller and bearing on its front or back surface an assignment to Lender.

         "Contract Rights" means, with respect to any Contract of any Borrower,
(a) such Borrower's interest in the related Alarm System; (b) all rights of such Borrower regarding the Contract and the related Alarm System, including but not limited to rights to electronic funds transfers and rights under all Dealer Agreements, Bulk Contract Purchase Documents or other purchase agreements pursuant to which such Contract was acquired by such Borrower; (c) all rights of such Borrower with respect to any policies of fire, theft or comprehensive insurance, public liability insurance or property damage insurance maintained with respect to the related Alarm System or the property at which such Alarm System is installed, the Contract, or any applicable Contract Obligor; (d) all Remittances in respect of such Contract, and (e) all rights of such Borrower to the originals of all books, records (including electronic data), reports, files, and documents relating to the Contracts, including, but not limited to, Contract Obligor Documents, financial statements of Contract Obligors, and all payment reports or records relating to the Contracts.

         "Contract Rights Payors" means, in respect of any Contract, Persons, other than the applicable Contract Obligors, against whom Contract Rights can be asserted, including without limitation Dealers and Sellers.

         "Current Credit Policies" means Borrowers' current policies and procedures regarding the purchase of Contracts from Dealers or Sellers, as from time to time amended, restated, supplemented or otherwise modified with the prior written consent of Lender.

         "Dealer" means a retail seller and installer of Alarm Systems that (a) has been in the business of selling and installing Alarm Systems for not less than twenty-four (24) months on the date such Dealer installs an Alarm System,
(b) maintains at all times business liability insurance of not less than $500,000, (c) provides warranty service and maintenance to each Alarm System sold by such Dealer for a period of not less than one year from the date of sale or installation, and (d) has all legally required permits and licenses for the conduct of its business.

         "Dealer Agreement" means an agreement between a Dealer and a Borrower pursuant to which such Borrower from time to time purchases Contracts from such Dealer, together with any guaranties executed and delivered by a Dealer, or any of its officers, directors, stockholders or other affiliates, in favor of such Borrower with respect to such Dealer's obligations (recourse or otherwise) under any such Dealer Agreement.

         "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "Default Rate" has the meaning assigned to that term in subsection 2.2.

         "Effective Date" means February 23, 1998.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

         "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal, industrial hygiene or the protection of human health or safety, plant life or animal life, natural resources or the environment.

         "Equipment" means, with respect to any Loan Party, all "equipment" (as defined in the UCC) now owned or hereafter acquired by such Loan Party including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "ERISA Affiliate", as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

         "Event of Default" means each of the events set forth in subsection
8.1.

         "Existing Obligations" means all "Obligations" as defined in the Prior Loan Agreement outstanding as of the Effective Date.

         "Expiry Date" means the earlier of (a) the suspension (subject to reinstatement) of the Lender's obligations to make Loans pursuant to subsection 8.2, (b) the acceleration of the Obligations pursuant to subsection 8.3 or (c) May 31, 2001.

         "Fiscal Year" means each twelve month period ending on the last day of December in each year.

         "Funding Date" means, with respect to any advance made pursuant to subsection 2.1, the date of the funding of such advance.

         "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of 'Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "Ginsburg Group" means, collectively, Harold Ginsburg, Sheilah Ginsburg, Richard Ginsburg and Rhonda Ginsburg and any transferees of any such Persons to the extent permitted by subsection 8.1(F) of the Agreement.

         "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "Indebtedness" as applied to any Person, means: (a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;
(d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         "Intellectual Property" means, with respect to any Loan Party, all of such Loan Party's present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, Software, license rights, trade secrets, methods, processes, knowhow, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired by such Loan Party, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

         "Inventory" means, with respect to any Loan Party, all "inventory" (as defined in the UCC) now owned or hereafter acquired by such Loan Party, wherever located including finished goods, raw materials, work in process and other materials and supplies used or consumed in such Loan Party's business and goods which are returned to or repossessed by such Loan Party.

         "Investment" means (i) any direct or indirect purchase or other acquisition by any Borrower or any Subsidiary of any Borrower of any beneficial interest in, including stock, partnership interest or other equity securities of, or ownership interest in, any other Person; and (ii) any direct or indirect loan, advance or capital contribution by any Borrower or any Subsidiary of any Borrower to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Investment Property" shall have the meaning ascribed thereto in
Section 9-115 of the UCC in those jurisdictions in which such definition has been adopted and shall include, without limitation (i) all securities, whether certificated or uncertificated, including, without limitation, stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Loan Party, including without limitation, the rights of any Loan Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Loan Party; (iv) all commodity contracts held by any Loan Party; and (v) all commodity accounts held by any Loan Party.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "Lender" means Heller Financial, Inc. together with its successors and permitted assigns pursuant to subsection 9.1.

         "Liabilities" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

         "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loan" means all advances made by Lender pursuant to subsection 2.1 and any amounts added to the principal balance of the Loan pursuant to the Agreement.

         "Loan Documents" means the Agreement, the Notes, the Pledge Agreement, any Bank Agency Agreements, and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for Lender in connection with the Loans and other transactions contemplated by the Agreement (including without limitation any such instruments, documents and agreements delivered at any time with respect to any new Borrowing Subsidiary pursuant to subsection 2.10 of the Agreement), all as amended, restated, supplemented or modified from time to time.

         "Loan Party" means, collectively, each Borrower, each Borrower's Subsidiaries and any other Person (other than Lender or any bank party to a Bank Agency Agreement) which is or becomes a party to any Loan Document.

         "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of any Loan Party on an individual basis or the Loan Parties taken as a whole or
(b) the impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Lender to enforce or collect any of the Obligations.

         "Maximum Loan Amount" has the meaning assigned to that term in subsection 2.1(A).

         "Merger Transactions" has the meaning assigned to that term in the recitals to the Prior Loan Agreement.

         "MRI" means monthly recurring alarm monitoring and extended service plan from services provided under Contracts owned by Borrowers, excluding patrol revenue. In the case of any Contract providing for quarterly (as opposed to monthly) payments, MRI in respect of such Contract shall be determined by dividing the amount of such quarterly payment by three (3), and in the case of any Contract providing for annual payments, MRI in respect of such Contract shall be determined by dividing the amount of such annual payment by twelve
(12).

         "MRI Attrition" means, for any trailing twelve-month period, the quotient of:

         (A) MRI for the last month of such trailing twelve-month period ("Ending MRI"); less Ending MRI attributable to internal installations (excluding new owner reconnects), less Ending MRI attributable to Contracts acquired during such period; less MRI for the month immediately preceding the beginning of such period ("Beginning MRI"); less MRI attributable to account guaranties enforced during such period; divided by

         (B) the quotient of (i) Beginning MRI plus Ending MRI divided by (ii) two (2).

         "Mutual Central Acquisition Documents" means, collectively, the Mutual Central Purchase Agreement, the Escrow and Pledge Agreement dated as of the Effective Date among Guardian, the Mutual Central Sellers and Emanuel Zimmer, Esq., as escrow agent, the Employment Agreement dated as of February 1, 1998 among Mutual Central, Guardian and Joel A. Cohen ("Cohen", the Employment Agreement dated as of February 1, 1998 among Mutual Central,

Guardian and Raymond L. Adams ("Adams"), each Irrevocable Proxy Coupled With an Interest dated as of the Effective Date executed by each of Cohen, Adams and Norman Rubin in favor of Richard Ginsburg, the Registration Rights Agreement dated as of the Effective Date among Guardian and certain of the Mutual Central Sellers party thereto, and each of the other documents, agreements, certificates and instruments executed and delivered pursuant to any of the foregoing.

         "Note" and "Notes" have the meaning ascribed to such terms in subsection 2.1.

         "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable.

         "Original Closing Date" means May 22, 1997.

         "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party; (e) Liens for purchase money obligations, provided that (i) the Indebtedness secured by any such Lien is permitted under subsection 7.1, and (ii) such Lien encumbers only the asset so purchased; (f) Liens in favor of Lender, and (g) Liens existing as of the Effective Date and set forth on Schedule 7.3.

         "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Pledge Agreement" means the Pledge Agreement dated as of the Effective Date between Guardian and Lender, pursuant to which Guardian shall pledge to Lender all of the issued and outstanding capital stock of certain of its Subsidiaries.

         "Preferred Stock" means, collectively, the Series A Preferred Stock and the Series B Preferred Stock.

         "Prior Loan Agreement" has the meaning assigned to that term in the recitals to the Agreement.

         "Prior Loan Documents" means each of the "Loan Documents" as defined in the Prior Loan Agreement.

         "Pro Forma" means the unaudited consolidated balance sheet of Borrowers and their Subsidiaries as of the Effective Date after giving effect to the Related Transactions. The Pro Forma is annexed hereto as Schedule 4.3.

         "Projections" means Borrowers' good faith estimate of forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary basis and otherwise consistent with Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Qualified Public Offering" shall mean a firm underwritten public offering of Guardian's Common Stock registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm, resulting in net proceeds to Guardian of at least $10,000,000, and after giving effect to which Guardian shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

         "Related Transactions" means the execution and delivery of the Related Transactions Documents, the funding of the initial Loan on or after the Effective Date, the restatement of the Existing Obligations on the Effective Date, the repayment of the Indebtedness identified on Schedule A-1 which is to be paid in full on the Effective Date, the consummation of the transactions contemplated by the Supplemental Westar Equity Documents, the Mutual Central Acquisition, and the payment of all fees, costs and expenses associated with all of the foregoing.

         "Related Transactions Documents" means the Loan Documents, the Supplemental Westar Equity Documents, the Mutual Central Acquisition Documents and all other agreements, instruments and documents executed or delivered in connection with the Related Transactions.

         "Remittances" means all payments made with respect to Contracts, including, but not limited to, scheduled installments, full and partial prepayments, liquidation proceeds, insurance proceeds and refunds, late charges, fees (including but not limited to NSF fees and extension fees), and any other payments made by Contract Obligors or any other Contract Rights Payor, including without limitation recoveries from Dealers or Sellers.

         "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity security of, or ownership interest in, any Loan Party now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of, or ownership interest in, any Loan Party now or hereafter outstanding; (c) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt; (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of, or ownership interest in, any Loan Party now or hereafter outstanding; and (e) any payment by any Loan Party of any management fees or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

         "SDI" means Specialty Device Installers, Inc., a Florida corporation and a wholly-owned Subsidiary of Guardian.

         "Seller" means a Person involved in the electronic alarm monitoring business which sells or otherwise transfers Contracts to a Borrower pursuant to a Bulk Contract Purchase.

         "Series A Preferred Stock" means the Series A 9 3/4% Convertible Cumulative Preferred Stock of Guardian in the aggregate amount of $3,750,000 as of the Effective Date, plus the amount of any Series A Preferred Stock issued in lieu of the payment of cash dividends thereon pursuant to the terms of the Westar Equity Documents.

         "Series B Preferred Stock" means the Series B 10.5% Convertible Cumulative Preferred Stock of Guardian in the aggregate amount of $4,000,000 as of the Effective Date, plus the amount of any Series B Preferred Stock issued in lieu of the payment of cash dividends thereon pursuant to the terms of the Supplemental Westar Equity Documents.

         "Software" means all software, firmware or other computer programs, whether now or hereafter owned, licensed or leased by any Loan Party (including, without limitation, operating system software, utilities and application programs in whatever form (including without limitation, source code and object code in magnetic tape, disk or hard copy format)), together with all improvements, additions, documentation and materials related thereto.

         "Subordinated Debt" means all Indebtedness of Borrowers on a consolidated basis which is subordinated in right of payment to the Obligations.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. All references herein and in any other Loan Document to a "Subsidiary" shall, unless otherwise specified, refer to a Subsidiary of a Borrower.

         "Supplemental Westar Equity Documents" means, collectively, that certain Stock Subscription Agreement dated as of the Effective Date between Guardian and Westar and all agreements, instruments or other documents referred to in any of the foregoing or required thereby, including without limitation the Certificate of Designation filed by Borrower in respect of the Series B Preferred Stock.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, as amended from time to time, and any successor statute.

         "Underlying Collateral" means, in the case of any Contract, all Collateral (other than the Alarm System) in which a Lien has been granted by any Contract Obligor thereunder to secure payment of such Contract.

         "Westar" means Westar Security, Inc., a Nevada corporation, as assignee of Westar Capital, Inc., a Kansas corporation.

         "Westar Equity Documents" means, collectively, that certain Stock Subscription Agreement dated as of October 14, 1997 between Guardian and Westar, that certain Registration Rights Agreement dated as of October 21, 1997 between Guardian and Westar, that certain Guardian International, Inc. Stockholders Agreement dated as of October 21, 1997 among Guardian, Harold Ginsburg, Sheilah Ginsburg, Richard Ginsburg, Rhonda Ginsburg and Westar, and all agreements, instruments or other documents referred to in any of the foregoing or required thereby, including without limitation the Certificate of Designation filed by Borrower in respect of the Series A Preferred Stock.

                                     ANNEX B

                             REPORTING REQUIREMENTS


         Borrowers will deliver or cause to be delivered to Lender each of the financial statements and other reports and information described below as and when required as set forth below:

         (A) MONTHLY FINANCIAL. As soon as available and in any event within fifteen (15) days after the end of each month, Borrower Representative will deliver (1) the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (2) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

         (B) INTENTIONALLY OMITTED.

         (C) YEAR-END FINANCIAL. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, Borrower Representative will deliver: (1) the consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and each of their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; (3) a report with respect to the consolidated financial statements from a firm of independent certified public accountants selected by Borrowers, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement); and (4) copies of the consolidating financial statements of Borrowers and their Subsidiaries, including (a) consolidating balance sheets of Borrowers and their Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations and (b) related consolidating statements of earnings of Borrowers and their Subsidiaries showing intercompany eliminations.

         (D) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, Borrower Representative will deliver copies of all significant reports submitted to any Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrowers made by such accountants, including the comment letter submitted by such accountants to management in connection with their services.

         (E) COMPLIANCE CERTIFICATE. Together with the delivery of each set of financial statements referenced in subparts (A) and (C) of this Annex B, Borrower Representative will deliver to Lender a Compliance Certificate.

         (F) INTENTIONALLY OMITTED.

         (G) INTENTIONALLY OMITTED.
         (H) MONTHLY COLLATERAL REPORTING. As soon as available and in any event within twenty (20) days after the end of each month, Borrower Representative will deliver each of the following, all prepared as of the last day of the preceding month for the period then ended and all in such form and containing such detail as Lender may specify or request: (i) a summary aged trial balance of all then-existing Accounts (with details to be made available upon Lender's request); (ii) an attrition report reflecting recovery income; (iii) an aging/delinquency report; and (iv) a new business report reflecting purchased Contracts and internally generated Contracts.

         (I) BORROWING BASE CERTIFICATES. At least monthly, no later than fifteen (15) days after the last day of each month, or more frequently as Lender may request, Borrower Representative will deliver a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of the last day of the immediately preceding month, in the case of Borrowing Base Certificates delivered monthly as required above, or as of such date as Lender may specify, in the case of any more frequent Borrowing Base Certificates requested by Lender.

         (J) MANAGEMENT REPORT. Together with each delivery of financial statements of Borrowers and their Subsidiaries pursuant to subparts (A) and (C) of this Annex B, Borrower Representative will deliver a management report (1) describing the operations and financial condition of the Loan Parties for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered to Lender pursuant to subpart (Q) of this Annex B; and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower Representative to the effect that such information fairly presents the results of operations and financial condition of the Loan Parties as at the dates and for the periods indicated.

         (K) GOVERNMENT NOTICES. Borrower Representative will deliver to Lender promptly after receipt copies of all notices, requests, subpoenas, inquiries or other writings received by any Loan Party from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material or any Loan Party's payment or non-payment of any taxes including any tax audit.

         (L) EVENTS OF DEFAULT, ETC. Promptly upon any officer of any Borrower obtaining knowledge of any of the following events or conditions, Borrower Representative shall deliver a certificate of its chief executive officer specifying the nature and period of existence of such condition or event and what action the applicable Loan Party has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to any Loan Party, or any other action taken, with respect to a claimed default; or (3) any Material Adverse Effect.

         (M) TRADE NAMES. Borrower Representative will give Lender at least thirty (30) days advance written notice of any change of name or of any new trade name or fictitious business name of any Loan Party. Each Loan Party's use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

         (N) LOCATIONS. Borrower Representative will give Lender at least thirty
(30) days advance written notice of any change in any Loan Party's principal place of business or any change in the location of its books and records or the Collateral or of any new location for administration of Contracts or for its books and records or the Collateral.

         (O) BANK ACCOUNTS. Borrower Representative will give Lender prompt notice of any new bank accounts or lockboxes established by any Loan Party.

         (P) LITIGATION. Promptly upon any officer of any Borrower obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrowers to Lender or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which is reasonably likely to have a Material Adverse Effect, Borrower Representative will promptly give notice thereof to Lender and provide such other information as may be reasonably available to it to enable Lender and its counsel to evaluate such matter.

         (Q) PROJECTIONS. As soon as available and in any event no later than thirty (30) days prior to the end of each Fiscal Year of Borrowers, Borrower Representative will deliver Projections of Borrowers and their Subsidiaries for the forthcoming three Fiscal Years, year by year, and for the forthcoming Fiscal Year, month by month.

         (R) SEC FILINGS AND PRESS RELEASES; SUBORDINATED DEBT NOTICES. Promptly upon their becoming available, Borrower Representative will deliver copies of
(1) all financial statements, reports, notices and proxy statements sent or made available by any Borrower or any other Loan Party to their security holders generally, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Borrower or any other Loan Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (3) all press releases and other statements made available by any Borrower or any other Loan Party to the public concerning developments in the business of any such Person, and (4) any notices or other correspondence regarding any default or breach or claimed default or breach sent to, or received from, any holder of Subordinated Debt or any trustee or similar Person in connection in any Subordinated Debt.

         (S) SUPPLEMENTED SCHEDULES; NOTICE OF CORPORATE CHANGES. Annually, concurrently with the delivery of the Projections required by subpart (Q) of this Annex B, Borrowers shall supplement in writing and deliver to Lender revisions of the Schedules annexed to the Agreement to the extent necessary to disclose new or changed facts or circumstances after the Effective Date; provided that subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed.

         (T) NOTICE OF CERTAIN TRANSACTIONS. Borrower Representative shall provide Lender with prompt written notice of (i) the execution and delivery of a Dealer Agreement with any new Dealer, and (ii) the execution and delivery of any Bulk Contract Purchase Documents in connection with any contemplated Bulk Contract Purchase.

         (U) OTHER INFORMATION. With reasonable promptness, Borrowers will deliver such other information and data with respect to any Loan Party or the Collateral as Lender may reasonably request from time to time.

          -------------------------------------------------------------





             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                          DATED AS OF FEBRUARY 23, 1998

                                      among

                          GUARDIAN INTERNATIONAL, INC.,

                                       and

           THE BORROWING SUBSIDIARIES FROM TIME TO TIME PARTY HERETO,

                                  as Borrowers,

                                       and

                             HELLER FINANCIAL, INC.,
                                    as Lender






          -------------------------------------------------------------



                                                  TABLE OF CONTENTS



 SECTION 1   DEFINITIONS..........................................................................................2
         1.1      Certain Defined Terms...........................................................................2
         1.2      Accounting Terms................................................................................2
         1.3      Other Definitional Provisions...................................................................2
         1.4      Effect of Amendment and Restatement.............................................................2

 SECTION 2   LOANS AND COLLATERAL.................................................................................3
         2.1      Loans...........................................................................................3
         2.2      Interest........................................................................................4
         2.3      Fees............................................................................................6
         2.4      Payments and Prepayments........................................................................6
         2.5      Term of this Agreement..........................................................................8
         2.6      Statements; Application of Payments.............................................................8
         2.7      Grant of Security Interest......................................................................8
         2.8      Appointment of Borrower Representative..........................................................9
         2.9      Taxes...........................................................................................9
         2.10     Addition of Borrowing Subsidiaries.............................................................10

 SECTION 3   CONDITIONS TO LOANS.................................................................................10
         3.1      Conditions to Loans............................................................................10

 SECTION 4   BORROWERS' REPRESENTATIONS AND WARRANTIES...........................................................11
         4.1      Organization, Powers, Capitalization...........................................................12
         4.2      Authorization of Borrowing, No Conflict........................................................12
         4.3      Financial Condition............................................................................12
         4.4      Indebtedness and Liabilities...................................................................13
         4.5      Contract Warranties............................................................................13
         4.6      Names..........................................................................................13
         4.7      Locations; FEIN................................................................................13
         4.8      Title to Properties; Liens.....................................................................14
         4.9      Perfection.....................................................................................14
         4.10     Litigation; Adverse Facts......................................................................14
         4.11     Payment of Taxes...............................................................................14
         4.12     Performance of Agreements......................................................................14
         4.13     Employee Benefit Plans.........................................................................14
         4.14     Intellectual Property..........................................................................14
         4.15     Broker's Fees..................................................................................15
         4.16     Environmental Compliance.......................................................................15
         4.17     Solvency.......................................................................................15
         4.18     Disclosure.....................................................................................15
         4.19     Insurance......................................................................................15
         4.20     Compliance with Laws...........................................................................15
         4.21     Bank Accounts..................................................................................16
         4.22     Subsidiaries...................................................................................16
         4.23     Use of Proceeds and Margin Security............................................................16

                                       i

         4.24     Employee Matters...............................................................................16
         4.25     Governmental Regulation........................................................................16
         4.26     Activities and Licenses........................................................................16

 SECTION 5   AFFIRMATIVE COVENANTS...............................................................................17
         5.1      Financial Statements and Other Reports.........................................................17
         5.2      Access to Accountants..........................................................................17
         5.3      Inspection.....................................................................................17
         5.4      Collateral Records.............................................................................17
         5.5      Contract Covenants; Verification...............................................................17
         5.6      Collection of Accounts and Payments............................................................18
         5.7      Endorsement....................................................................................18
         5.8      Corporate Existence............................................................................19
         5.9      Payment of Taxes...............................................................................19
         5.10     Maintenance of Properties; Insurance...........................................................19
         5.11     Compliance With Laws...........................................................................19
         5.12     Further Assurances.............................................................................19
         5.13     Collateral Locations...........................................................................19
         5.14     Bailees........................................................................................20
         5.15     Other Documents................................................................................20
         5.16     Custodian......................................................................................20
         5.17     Contract Administration........................................................................20

 SECTION 6   FINANCIAL COVENANTS.................................................................................21
         6.1      Capital Expenditure Limits.....................................................................21
         6.2      Lease Limits...................................................................................21
         6.3      Fixed Charge Coverage..........................................................................21
         6.4      Indebtedness to Cash Flow Ratio................................................................21
         6.5      Senior Interest Coverage.......................................................................22
         6.6      Maximum MRI Attrition..........................................................................22

 SECTION 7   NEGATIVE COVENANT...................................................................................22
         7.1      Indebtedness and Liabilities...................................................................22
         7.2      Guaranties.....................................................................................23
         7.3      Transfers, Liens and Related Matters...........................................................23
         7.4      Investments and Loans..........................................................................24
         7.5      Restricted Junior Payments.....................................................................24
         7.6      Restriction on Fundamental Changes.............................................................25
         7.7      Changes Relating to Subordinated Debt, Preferred Stock or Westar Equity Documents..............25
         7.8      Transactions with Affiliates...................................................................26
         7.9      Environmental Liabilities......................................................................26
         7.10     Conduct of Business............................................................................26
         7.11     Compliance with ERISA..........................................................................26
         7.12     Tax Consolidations.............................................................................26
         7.13     Subsidiaries...................................................................................26
         7.14     Fiscal Year....................................................................................26
         7.15     Press Release; Public Offering Materials.......................................................26
         7.16     Bank Accounts..................................................................................27

                                       ii


         7.17     Certain Required Forms; No Amendments to Current Credit Policies...............................27

 SECTION 8   DEFAULT, RIGHTS AND REMEDIES........................................................................27
         8.1      Event of Default...............................................................................27
         8.2      Suspension of Commitment.......................................................................29
         8.3      Acceleration...................................................................................30
         8.4      Remedies.......................................................................................30
         8.5      Appointment of Attorney-in-Fact................................................................30
         8.6      Limitation on Duty of Lender with Respect to Collateral........................................31
         8.7      Application of Proceeds........................................................................31
         8.8      License of Intellectual Property...............................................................31
         8.9      Assigned Agreements............................................................................32
         8.10     Waivers, Non-Exclusive Remedies................................................................32

 SECTION 9  MISCELLANEOUS........................................................................................32
         9.1      Assignments and Participations.................................................................32
         9.2      Set Off........................................................................................32
         9.3      Expenses and Attorneys' Fees...................................................................33
         9.4      Indemnity......................................................................................33
         9.5      Amendments and Waivers.........................................................................34
         9.6      Notices........................................................................................34
         9.7      Survival of Warranties and Certain Agreements..................................................35
         9.8      Indulgence Not Waiver..........................................................................35
         9.9      Marshaling; Payments Set Aside.................................................................35
         9.10     Entire Agreement...............................................................................35
         9.11     Independence of Covenants......................................................................35
         9.12     Severability...................................................................................35
         9.13     Headings.......................................................................................36
         9.14     APPLICABLE LAW.  ..............................................................................36
         9.15     Successors and Assigns.........................................................................36
         9.16     No Fiduciary Relationship; Limitation of Liabilities...........................................36
         9.17     CONSENT TO JURISDICTION........................................................................36
         9.18     WAIVER OF JURY TRIAL...........................................................................36
         9.19     Construction...................................................................................37
         9.20     Counterparts; Effectiveness....................................................................37
         9.21     No Duty........................................................................................37
         9.22     Confidentiality................................................................................37

 SECTION 10 CROSS-GUARANTY.......................................................................................37
         10.1     Guaranty.......................................................................................37
         10.2     Contribution with Respect to Guaranty Obligations..............................................38
         10.3     Obligations Absolute...........................................................................38
         10.4     WAIVER.........................................................................................39
         10.5     Recovery.......................................................................................39
         10.6     Liability Cumulative...........................................................................39

                                                       ANNEXES

Annex A  -        Definitions
Annex B  -        Reporting Requirements


                                                      EXHIBITS

Exhibit A         -        Borrowing Base Certificate
Exhibit B-1       -        Loan Request
Exhibit B-2       -        LIBOR Loan Request
Exhibit C         -        Compliance Certificate
Exhibit D         -        Bank Agency Agreement


                                                      SCHEDULES

Schedule 3.1(A)   -        List of Closing Documents
Schedule 4.1(A)   -        Jurisdictions of Organization and Qualification
Schedule 4.1(B)   -        Capitalization of Loan Parties
Schedule 4.3      -        Pro Forma
Schedule 4.6      -        Trade Names (Present and Past Five Years)
Schedule 4.7      -        Location of Principal Place of Business, Books
                           and Records and Collateral; FEIN
Schedule 4.14     -        Intellectual Property
Schedule 4.21     -        Bank Accounts
Schedule 4.22     -        Subsidiaries
Schedule 4.24     -        Employee Matters
Schedule 4.26     -        Licenses
Schedule 7.1      -        Indebtedness
Schedule 7.3      -        Other Liens
Schedule 7.4      -        Investments
Schedule 7.6      -        Form of Guarantee or Replacement Clause
Schedule 7.8      -        Transactions with Affiliates
Schedule 7.10     -        Business of the Loan Parties
Schedule A-1      -        Indebtedness to be Repaid from the Initial Advance

                                       vi